Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

AMONG

PHARMOS CORPORATION,

VELA ACQUISITION CORPORATION

AND

VELA PHARMACEUTICALS INC.

DATED

MARCH 14, 2006

Page

1.	The Merger		1
	1.1	Closing and Effective Date of Merger	1
	1.2	Terms and Conditions of Merger	1
2.	Antidilution; Procedures; Fractional Shares		3
	2.1	Antidilution	3
	2.2	Procedures; Fractional Shares, Etc	3
3.	Representations and Warranties of Target		5
	3.1	Incorporation; Authority	5
	3.2	Corporate Power, Binding Effect	5
	3.3	Subsidiaries	5
	3.4	Qualification	6
	3.5	Capitalization	6
	3.6	Lawful Issuance	6
	3.7	Financial Statements	6
	3.8	Absence of Certain Changes	7
	3.9	Title to Property, Leases, etc	7
	3.10	Indebtedness	8
	3.11	Absence of Undisclosed Liabilities	8
	3.12	Taxes and Tax Returns	8
	3.13	Litigation, etc	9
	3.14	Safety, Zoning and Environmental Matters	9
	3.15	Labor Relations	10
	3.16	Contracts	10
	3.17	Intellectual Property and Regulatory Matters	11
	3.18	Insurance	12
	3.19	Governmental Consent, Non-Contravention, etc	13
	3.20	Employee Benefit Plans	13
	3.21	Potential Conflicts of Interest	13
	3.22	Brokers	13
	3.23	Compliance with Other Instruments, Laws, etc	13
	3.24	Minute Books	14
	3.25	Absence of Registration Obligations	14

(continued)

Page

	3.26	Ownership of Parent Stock	14
	3.27	Agreements to Vote in Favor of the Merger	14
	3.28	Full Disclosure	14
4.	Representations and Warranties of Parent and Sub		14
	4.1	Organization and Standing; Subsidiary	14
	4.2	Corporate Power, Binding Effect	15
	4.3	Capitalization	15
	4.4	Reports and Financial Statements	16
	4.5	Absence of Certain Changes	16
	4.6	Absence of Undisclosed Liabilities	17
	4.7	Lawful Issuance.	17
	4.8	Taxes and Tax Returns	17
	4.9	Litigation, etc	18
	4.10	Safety, Zoning and Environmental Matters	18
	4.11	Intellectual Property	19
	4.12	Contracts	21
	4.13	Potential Conflicts of Interest	21
	4.14	Government Consents, etc	21
	4.15	Brokers	21
	4.16	Internal Controls	21
	4.17	Compliance with Other Instruments, Laws, etc	22
	4.18	Approval	22
	4.19	Absence of Registration Obligations	22
	4.20	Full Disclosure	22
5.	Conduct of Target Business Prior to Effective Date		22
	5.1	Full Access	22
	5.2	Carry on in Regular Course	23
	5.3	No Dividends, Issuances, Repurchases, etc	23
	5.4	Employment	23
	5.5	Contracts and Commitments	23
	5.6	Other Transactions	23
	5.7	Preservation of Organization	23

-ii-

(continued)

Page

	5.8	No Default	23
	5.9	Compliance with Laws	23
	5.10	Advice of Change	23
	5.11	Target Stockholders Meeting	24
	5.12	Consents of Third Parties	24
	5.13	Satisfaction of Conditions Precedent	24
	5.14	Transactions with Affiliates	24
	5.15	Cooperation in the Preparation of Required Securities Laws Documents	24
6.	Conduct of Parent Group Business Prior to Effective Date		24
	6.1	Full Access	24
	6.2	Compliance with Laws	24
	6.3	Other Transactions	24
	6.4	Preservation of Organization	25
	6.5	No Default	25
	6.6	Compliance with Laws	25
	6.7	Advice of Change	25
	6.8	Consents of Third Parties	25
	6.9	Satisfaction of Conditions Precedent	25
	6.10	Carry on in Regular Course	25
	6.11	Parent Stockholders Meeting	25
7.	Conditions Precedent to Parent’s and Sub’s Obligations		26
	7.1	Accuracy of Representations and Warranties by Target	26
	7.2	Compliance by Target	26
	7.3	Approval by Target Stockholders; Delivery of Certificate of Merger	26
	7.4	No Restraining Order	26
	7.5	No Material Adverse Change	26
	7.6	Officers’ Certificates	26
	7.7	Opinion of Target’s Counsel	27
	7.8	Exercise/Conversion of Stock Options, Warrants and Other Rights	27
	7.9	Liabilities of Target	27
	7.10	Consents	27
	7.11	Employment Agreements	27

-iii-

(continued)

Page

	7.12 Distribution of Parent Stock	27

	7.13 Proceedings and Documents Satisfactory	27

	7.14 Private Placement	27

	7.15 Approval by Parent Stockholders	27

	7.16 Execution and Delivery of Registration Rights Agreement and the Escrow Agreement	27

	7.17 Cancelled Bridge Notes	27

	7.18 Standstill Agreement	28

	7.19 Cash Consideration	28

8.	Conditions Precedent to Target’s Obligations	28

	8.1 Accuracy of Representations and Warranties by Parent and Sub.	28

	8.2 Compliance by Parent and Sub.	28

	8.3 Approval by Parent Stockholders; Delivery of Certificate of Merger	28

	8.4 No Restraining Order	28

	8.5 Parent and Sub Certificates	28

	8.6 Opinions of Parent’s and Sub’s Counsel	28

	8.7 No Material Adverse Change	28

	8.8 Proceedings and Documents Satisfactory	29

	8.9 Private Placement	29

	8.10 Expansion of Parent Board of Directors	29

	8.11 Payment of Cash Consideration	29

	8.12 Execution and Delivery of Registration Rights Agreement and Escrow Agreement	29

9.	Covenants of the Parties	29

	9.1 No Solicitation	29

	9.2 Further Assurance	30

	9.3 Disclosure Statements	30

	9.4 Satisfaction of Conditions Precedent	30

	9.5 HSR Filing	30

	9.6 Post-Closing Covenants	30

10.	Confidential Information; No Publicity	31

11.	Securities Laws Matters	31

12.	No Survival of Representations	31

-iv-

(continued)

Page

13.	Tax Consequences to the Parties		31
14.	Termination; Liabilities Consequent Thereon		31
15.	Indemnification		32
	15.1	By the Indemnifying Stockholders	32
	15.2	By Parent	33
	15.3	Of Target’s Officers and Directors	34
	15.4	Method of Asserting Claims; Payment; Offset	34
16.	Appointment of Representatives		36
17.	Expenses		37
18.	Certain Definitions		37
19.	Miscellaneous Provisions		38
	19.1	Amendments	38
	19.2	Notices and Representatives	38
	19.3	Assignment and Benefits of Agreement	40
	19.4	Governing Law	40
	19.5	Submission to Jurisdiction; Waivers	40
	19.6	Counterparts	41
	19.7	Section Headings	41
	19.8	Public Statements or Releases	41

Exhibits

Exhibit A	Certificate of Merger
Exhibit B	Escrow Agreement
Exhibit C	Registration Rights Agreement
Exhibit D	Standstill Agreement

Target Disclosure Schedules

Parent and Sub Disclosure Schedules

-v-

AGREEMENT AND PLAN OF MERGER

AGREEMENT (this “Agreement”) dated as of March 14, 2006 among Pharmos Corporation, a Nevada corporation (“Parent” or “Pharmos”), Vela Acquisition Corporation, a Delaware corporation and direct wholly-owned subsidiary of Parent (“Sub”), and Vela Pharmaceuticals Inc., a Delaware corporation (“Target” or “Vela”).

WHEREAS, the Boards of Directors of each of Parent, Sub, and Target believe that the merger of Target into Sub (the “Merger”) would be advantageous and beneficial to their respective corporations and stockholders; and

WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of §368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that Target shall be merged with and into Sub upon the terms and subject to the conditions set forth in this Agreement.

1.	The Merger.

1.1          Closing and Effective Date of Merger. Subject to the closing conditions in Sections 7 and 8 hereof, at a closing (the “Closing”) to be held at the offices of Parent at 10:00 a.m. on the second business day immediately following the date on which the stockholders of Parent approve this Agreement or on such other date and time as may be agreed to by the parties (the “Closing Date”), Target and Sub shall cause to be definitively executed and delivered to one another the Certificate of Merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) and shall cause such document to be filed with the Secretary of State of the State of Delaware, in order to cause the Merger contemplated by this Agreement to become effective under the laws of the State of Delaware. The Merger shall become effective on the date and at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Date”). References herein to the “Surviving Corporation” shall mean Sub on and after the Effective Date.

1.2          Terms and Conditions of Merger. Upon the Effective Date, pursuant to the Certificate of Merger and this Agreement:

(a)           Target shall be merged with and into Sub and the separate existence of Target shall cease;

(b)           Sub shall continue as the Surviving Corporation, organized under the laws of the State of Delaware, the authorized capital stock of which shall be 1,000 shares of Common Stock, par value $0.001 per share;

(c)           the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Sub in effect on the date hereof;

(d)           the Surviving Corporation shall have as its By-Laws the By-Laws of Sub in effect on the date hereof;

(e)           Parent will pay the sum of $5,000,000 by wire transfer to or on behalf of Target at the Closing (the “Cash Consideration”), to be used, along with all of Target’s cash on hand immediately prior to the Closing, for the purpose of paying or discharging (i) all of Target’s costs and expenses incurred in connection with the consummation of the transactions contemplated hereby, (ii) Target’s obligations at Closing under its 2005 Acquisition Bonus Plan, as amended (as amended, the “ABP”), (iii) all interest accrued through the Closing Date in connection with Target’s outstanding Senior Convertible Promissory Notes set forth on Schedule 1.2(e) in the aggregate principal amount of $14,000,000 (the “Bridge Notes”), and (iv) a portion of the outstanding principal amount of the Bridge Notes;

(f)           immediately following the payment of a portion of the principal of the Bridge Notes as set forth in Section 1.2(e)(iv) above, all of the remaining outstanding principal amount of such Bridge Notes shall be converted into shares of Target’s Series D Redeemable Convertible Preferred Stock in accordance with the terms of such Bridge Notes and shall be cancelled, and certificates representing such shares of Target’s Series D Redeemable Convertible Preferred Stock shall be issued to the holders of the cancelled Bridge Notes;

(g)           Parent shall issue 11,500,000 shares (the “Closing Shares”) of its common stock, par value $.03 per share (“Parent Stock”), which shall be valued based on the Average Trading Price (as defined in Section 18 below) and, subject to Section 1.2(o), shall be distributed among the holders of Target Capital Stock (as defined in Section 18 below) in accordance with the written instructions of Target delivered to Parent at or prior to the Closing, which instructions shall be based solely upon the terms and conditions of Target’s Restated Certificate of Incorporation, as amended, in effect immediately prior to the Effective Date (the “Target’s Restated Certificate”);

(h)           within five business days following the successful completion of any Phase IIb dose-range finding trial for dextofisopam following the Closing, which trial (i) was approved by Parent’s Board of Directors, and (ii)  has successfully met or exceeded p<0.05 (for at least one of the dosing arms) on the prospectively defined and FDA agreed-upon primary outcome measure (the “Phase IIb Milestone”), Parent shall issue 4,000,000 shares of Parent Stock (the “Phase IIb Milestone Shares”), which shares shall be valued based on the Average Trading Price and shall be distributed among the participants in the ABP and the holders of Target Capital Stock as of the Closing Date in accordance with the written instructions of the Representatives (as defined below) delivered to Parent on the date immediately preceding the date of issuance thereof, which instructions shall be based solely upon the terms and conditions of the ABP and Target’s Restated Certificate as determined by the Representatives;

(i)            within five business days following the filing of a U.S. NDA with the FDA for dextofisopam (the “NDA Milestone” and, together with the Phase IIb Milestone, the “Milestones”), Parent shall issue 4,000,000 shares of Parent Stock (the “NDA Milestone Shares” and, together with the Phase IIb Milestone Shares, the “Milestone Shares”), which shares shall be valued based on the Average Trading Price and shall be distributed among the participants in the ABP and the holders of Target Capital Stock as of the Closing Date in accordance with the written instructions of the Representatives delivered to Parent on the date immediately preceding the date of issuance thereof, which instructions shall be based solely upon the terms and conditions of the ABP and the Restated Certificate as determined by the Representatives;

(j)            Notwithstanding the provisions of Sections 1.2(h) and (i) hereof, if the Phase IIb Milestone has not occurred by the fourth anniversary of the Effective Date, Parent shall no longer be obligated to issue the Phase IIb Milestone Shares. Parent will only be obligated to issue the NDA Milestone Shares if the NDA Milestone occurs before the eighth anniversary of the Effective Date, regardless of whether or not the Phase IIb Milestone Shares were issued;

(k)           as of the Effective Date, each share of Target Capital Stock outstanding immediately prior to the Effective Date shall be cancelled and shall cease to exist and no payment or other consideration shall be made with respect thereto other than as provided for in this Agreement;

(l)            all outstanding options, warrants and other securities exercisable or convertible into shares of Target Capital Stock that are not otherwise exercised or converted into Target Capital Stock prior to the Effective Time shall be cancelled and terminated;

(m)         all of the estate, properties, rights, privileges, powers and franchises of Target and Sub and all of their property, real, personal and mixed, and all debts, liabilities and obligations of any kind of Target or Sub shall vest in the Surviving Corporation, without any further act or deed being required therefor;

(n)           the directors and officers of the Surviving Corporation as of the Effective Date shall be those persons identified on Schedule 1.2(n); and

(o)           notwithstanding the provisions of Section 1.2(g), 1,725,000 of the Closing Shares (the “Escrow Shares”) shall be delivered to a mutually acceptable escrow agent, as escrow agent (“Escrow Agent”) for the holders of the Target Capital Stock in accordance with the Escrow Agreement, in the form attached hereto as Exhibit B, between Parent, the Representatives (as defined in Section 16 below) and the Escrow Agent (the “Escrow Agreement”), pursuant to which, among other things, the Escrow Shares shall serve as the sole source of recovery, absent fraud, with respect to Parent’s right to indemnification in accordance with the provisions of Section 15 hereof.

2.	Antidilution; Procedures; Fractional Shares.

2.1          Antidilution. If, subsequent to the date of this Agreement but prior to any issuance of shares of Parent Stock hereunder, the shares of Parent Stock shall be increased, decreased, or changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar changes in Parent’s capitalization (collectively, a “Change”), then appropriate and proportionate adjustments shall be made to the number of shares of Parent Stock issuable pursuant to this Agreement so that each holder of Target Capital Stock immediately prior to the Effective Date shall receive pursuant to Sections 1.2(g), 1.2(h) and 1.2(i) hereof that number of shares of Parent Stock, if any, that such holder would have received as a result of such Change if such Change had occurred as of the date of this Agreement (and such holders were treated for purposes of such Change as holders of Parent Stock).

2.2	Procedures; Fractional Shares, Etc.

(a)           Certificates that represent shares of Target Capital Stock that are outstanding immediately prior to the Effective Date, including certificates representing shares of Target Capital Stock issued upon conversion of the unpaid principal and accrued interest, if any, on the Bridge Notes (each, a “Certificate”), shall, after the Effective Date, be deemed to represent the right to receive new certificates representing the shares of Parent Stock, if any, which the holders thereof are entitled to receive in accordance with the provisions of this Agreement.

(b)           As promptly as practicable after the Effective Date, Parent or its transfer agent for Parent Stock shall send to each holder of record of shares of Target Capital Stock (other than any such shares held directly or indirectly by Target) outstanding on the Effective Date, transmittal materials for use in exchanging the Certificates for such shares for certificates for the shares of Parent Stock, if any, which the holders thereof are entitled to receive in accordance with the provisions of this

Agreement. Upon surrender of a Certificate to Parent (or the transfer agent for Parent Stock), together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate shall be entitled to receive, in exchange therefor, a certificate for the number of shares of Parent Stock, if any, to which such holder is entitled in accordance with the provisions of this Agreement (and subject to the provisions of the Escrow Agreement), and such Certificate shall forthwith be canceled.

(c)           No dividend or other distribution payable after the Effective Date with respect to Parent Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto. After the Effective Date, there shall be no transfers of shares of Target Capital Stock. If, after the Effective Date, Certificates are presented to Parent or its transfer agent for Parent Stock for transfer, they shall be canceled and exchanged for the shares of Parent Stock deliverable in respect thereof as determined in accordance with the provisions and procedures set forth in Sections 1.2(g), 1.2(h) and 1.2(i), and this Section 2.2 (or returned to the presenting Person, if the shares of Target Capital Stock formerly represented by such Certificate are held of record by a former holder of Target Capital Stock who has duly exercised the appraisal rights described in Section 2.2(d) below).

(d)           After the Effective Date, holders of Target Capital Stock shall cease to be, and shall have no rights as, stockholders or noteholders of Target, other than (i) the right to receive shares of Parent Stock, if any, which the holders thereof are entitled to receive in accordance with the provisions of this Agreement and (ii) any rights afforded to any such holder who has demanded appraisal rights in compliance with all provisions of the Delaware General Corporation law concerning the right of such holder to dissent from the Merger and demand appraisal of such shares of Target Capital Stock, provided that such rights have not been waived by such holder pursuant to that certain Amended and Restated Investor Rights Agreement dated as of January 29, 2002 by and among Target and such holders.

(e)           Neither Parent, Sub nor Target nor any other Person shall be liable to any former holder of shares of Target Capital Stock for any shares or any dividends or distributions with respect thereto properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(f)           If any Bridge Note shall have been lost, stolen, or destroyed, Target will, immediately prior to the Effective Date, upon receipt (i) of appropriate evidence as to such loss, theft, or destruction and to the ownership of such Bridge Note by the person claiming such Bridge Note to be lost, stolen, or destroyed, and (ii) of appropriate and customary indemnification, issue in exchange for such lost, stolen, or destroyed Bridge Note a Certificate representing shares of Target’s Series D Redeemable Convertible Preferred Stock issuable upon the conversion of the Bridge Note pursuant to Section 1.2(f). If any Certificate shall have been lost, stolen, or destroyed, Parent or its transfer agent for Parent Stock will, upon receipt (i) of appropriate evidence as to such loss, theft, or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen, or destroyed, and (ii) of appropriate and customary indemnification, issue in exchange for such lost, stolen, or destroyed Certificate the shares of Parent Stock, if any, deliverable in respect thereof pursuant to Sections 1.2(g), 1.2(h) or 1.2(i) and this Section 2.2.

(g)           If any certificate representing shares of Parent Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including without limitation that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange), and that the Person requesting such exchange shall pay to Parent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of Parent that such tax has been paid or is not payable.

(h)           In lieu of the issuance of fractional shares of Parent Stock pursuant to Section 1.2(g) (subject to the provisions of the Escrow Agreement), 1.2(h) or 1.2(i), cash adjustments, without interest, will be paid to the holders of Target Capital Stock in respect of any fractional share of Parent Stock that would otherwise be issuable, and the amount of such cash adjustment shall be determined by multiplying such holder’s fractional interest in a share of Parent Stock by the Average Trading Price. For purposes of determining whether, and in what amounts, a particular holder of Target Capital Stock would be entitled to receive cash adjustments under this Section 2.2(h), shares held of record by such holder and represented by two or more certificates shall be aggregated.

3.            Representations and Warranties of Target. Target hereby represents and warrants to Parent and Sub as follows. For purposes of this Agreement, except as otherwise specifically set forth in herein, the term “Knowledge” in relation to Target means the actual knowledge of Target’s President/Chief Executive Officer, Chief Business Officer/Chief Financial Officer, and Senior Vice President, Research and Development after reasonable investigation consistent with the ordinary course of conduct of such officer’s duties and any member of its Board of Directors.

3.1          Incorporation; Authority. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted in all material respects. Target has supplied to Parent complete and correct copies of Target’s Restated Certificate and By-Laws and all amendments thereto.

3.2          Corporate Power, Binding Effect. Subject to the approval by its stockholders, Target has all requisite corporate power and authority to enter into this Agreement and the Certificate of Merger, and to perform all of its agreements and obligations under this Agreement and the Certificate of Merger in accordance with their respective terms. This Agreement has been duly authorized by Target’s Board of Directors, has been duly executed and delivered by Target and constitutes the legal, valid and binding obligation of Target, enforceable against Target in accordance with its terms, subject only, in respect of the consummation of the Merger, to requisite approval by the stockholders of Target, and except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which a proceeding therefor may be brought (collectively, the “Enforcement Exceptions”). Upon execution and delivery by Target of the Certificate of Merger on the Closing Date, the Certificate of Merger will have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligation of, Target subject only to the Enforcement Exceptions. Neither the execution, delivery or performance by Target of this Agreement nor of the Certificate of Merger in accordance with their respective terms will result in any violation of or default or creation of any lien under, or the acceleration or vesting or modification of any right or obligation under, or in any conflict with, Target’s Restated Certificate or By-Laws or of any agreement, instrument, judgment, decree, order, statute, rule or regulation binding on or applicable to Target, except where any of the foregoing would not have a material adverse effect on the business, assets or financial condition of Target.

3.3          Subsidiaries. Target does not have any subsidiaries and does not own or hold of record and/or beneficially any shares of any class in the capital stock of any corporation. Target does not own any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated business enterprise.

3.4          Qualification. Target is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, assets or financial condition of Target.

3.5	Capitalization.

(a)           The authorized capital of Target consists of (i) 25,000,000 shares of common stock, $0.001 par value per share, of which 1,297,504 shares are issued and outstanding on the date hereof, (ii) 1,436,651 shares of Series A Preferred Stock, $0.001 par value per share, of which 1,436,651 shares are issued or outstanding on the date hereof, (iii) 454,859 shares of Series B Preferred Stock, $0.001 par value per share, of which 454,859 shares are issued and outstanding on the date hereof, (iv) 2,859,650 shares of Series C Preferred Stock, $0.001 par value per share, of which 2,859,650 shares are issued and outstanding on the date hereof, and (v) 11,959,215 shares of Series D Preferred Stock, $0.001 par value per share, of which 7,500,075 shares are issued and outstanding on the date hereof. As of the date hereof, all of the shares of Target Capital Stock identified in clauses (ii), (iii), (iv) and (v) of the previous sentence are convertible into the number of shares of common stock of Target set forth in Schedule 3.5(a). All outstanding shares of Target Capital Stock are owned of record by Target’s stockholders as set forth on Schedule 3.5(a) hereto and are validly issued, fully paid and non-assessable.

(b)           Except as set forth in Schedule 3.5(b), Target is neither a party to nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for Target to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Target Capital Stock or any other equity security of Target or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Target Capital Stock or any other equity security of Target or obligating Target to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements.

(c)           Except for the obligations set forth in the Restated Certificate, as of the date hereof there are no outstanding contractual obligations of the Target to repurchase, redeem or otherwise acquire any shares of Target Capital Stock.

3.6          Lawful Issuance. All of the outstanding shares of Target Capital Stock were issued pursuant to exemptions from registration under the Securities Act (as defined in Section 18) and applicable state and other securities laws and all rules and regulations thereunder. There exists no valid right to rescind any purchase thereof from or issuance thereof by Target. No class of securities of Target is required to be registered under any provision of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.7          Financial Statements. Attached as Schedule 3.7 hereto are copies of (i) the audited balance sheet of Target as of December 31, 2004 and the related audited statements of operations, redeemable preferred stock and stockholders’ deficiency, and cash flows of Target for the fiscal years ended December 31, 2004 and 2003 (collectively the “Audited Financial Statements”), accompanied by a report thereon of Ernst & Young LLP and (ii) the unaudited balance sheet of Target for the fiscal year ended December 31, 2005, and related unaudited statements of operations and redeemable preferred stock and stockholders deficiency for such fiscal year (the “2005 Unaudited Financial Statements”). Target will deliver to Parent copies of (i) the audited balance sheet of Target as of December 31, 2005 and the related audited statements of operations, redeemable preferred stock and stockholders’ deficiency and cash flows of Target for the fiscal year ended December 31, 2005 (the “2005 Audited Financial Statements” and, together with the 2005 Unaudited Financial Statements, the “2005 Financial Statements”), accompanied by a report thereon of Ernst & Young LLP. Additionally, Target will deliver promptly, but no later than 45 days after the end of each financial quarter, any additional quarterly reports after December 31, 2005 up to and including the Closing Date. The balance sheet included in the Audited Financial Statements and each other such balance sheet fairly presents (and will present in the case of the balance sheet to be included in the 2005 Audited Financial Statements) the financial condition of Target in all material respects as of its date; and each of such statements of operations, redeemable preferred stock and stockholders’ deficiency, and cash flows fairly presents (and will present, in the case of the statements to be included in the 2005 Audited Financial Statements) the results of operations, redeemable preferred stock and stockholders’ deficiency, and cash flows of Target for the fiscal year covered thereby, all in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis, except as stated therein.

3.8          Absence of Certain Changes. Except as set forth on Schedule 3.8, since the date of the 2005 Financial Statements, there has not been: (i) any change in the business of Target or in its relationships with suppliers, licensees, scientists, researchers, licensors or the like other than changes which were both in the ordinary course of business and have not had a material adverse effect on the business, assets or financial condition of Target; (ii) any acquisition or disposition by Target of any material amount of assets or properties other than in the ordinary course of business; (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either individually or in the aggregate, the business of Target; (iv) any declaration, setting aside or payment of any dividend or any other distributions in respect of any class of Target Capital Stock; (v) except for the deemed issuance of shares of Series D Preferred Stock upon the conversion of the Bridge Notes as set forth in Section 1.2(f), any issuance of any shares of Target Capital Stock or any direct or indirect redemption, purchase or other acquisition of any shares of any class of Target Capital Stock; (vi) except for the adoption and implementation of the ABP and payments made thereunder to date or payable at Closing, any increase in the compensation, pension or other benefits payable or to become payable by Target to any of its officers or employees, or any bonus payments or arrangements made to or with any of them; (vii) any entry by Target into any transaction other than in the ordinary course of business; (viii) any incurrence by Target of any material obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; (ix) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of Target, other than those arising by operation of law which do not materially impair the operation of Target’s business; (x) any change in accounting principles, practices or methods used by Target; or (xi) any discharge or satisfaction by Target of any lien or encumbrance or payment by Target of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the balance sheet that is part of the 2005 Financial Statements, (B) current liabilities incurred since the date of the 2005 Financial Statements in the ordinary course of business, and (C) payments contemplated by Section 1.2(e) hereof.

3.9          Title to Property, Leases, etc. Except as set forth in Schedule 3.9(a) hereto, Target has good and marketable title to all of its tangible properties and assets, including, without limitation, all those reflected in the balance sheet included in the 2005 Financial Statement (except for properties or assets sold or otherwise disposed of in the ordinary course of business since the date of the 2005 Financial Statements), all free and clear of all liens, pledges, charges, security interests, mortgages, encumbrances or title retention agreements of any kind or nature. Schedule 3.9(b) hereto sets forth a complete and correct list of all capital assets and real properties of Target having a book value in excess of $25,000 and also sets forth a complete and correct list of all leases of real property under which Target is lessor or lessee and all other leases having a remaining term of more than twelve (12) months or an aggregate remaining rental obligation of more than $25,000 to which Target is a party, whether as lessor or lessee. Complete and correct copies of all such leases have been delivered to Parent. Each such lease is valid and subsisting and no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default thereunder.

3.10        Indebtedness. Except for the Bridge Notes, Indebtedness (as defined in Section 18) reflected or reserved against in the balance sheet included in the 2005 Financial Statements and Indebtedness incurred in the ordinary course of business after the date of the 2005 Financial Statements, Target has no material Indebtedness outstanding at the date hereof. Target is not in default with respect to any outstanding Indebtedness or any instrument relating thereto and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by Target or the operation of the business of Target. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of Target have been made available to Parent.

3.11        Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the balance sheet included in the 2005 Financial Statements or incurred in the ordinary course of business after the date of the 2005 Financial Statements or described in any Schedule hereto, Target has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due (including, without limitation, any liabilities for taxes due or to become due) which would be required by GAAP to be reflected on a balance sheet of Target.

3.12	Taxes and Tax Returns.

(a)           All Taxes of any nature whatsoever due and payable by Target prior to the execution hereof and all Tax Returns required to be filed prior to such date have been properly computed in all respects, duly and timely filed (taking into consideration extensions of time to file) and fully paid and discharged. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax or Tax Return for any period. Target has paid all Taxes which have become due pursuant to Tax Returns and has paid all installments of estimated Taxes due. All Taxes and other assessments and levies which it is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable. All Taxes not yet due and payable have been properly accrued on the financial statements of Target. Subsequent to the date hereof and prior to the Closing Date hereunder, all Tax Returns shall be timely and accurately filed, and any Tax payable as shown thereby shall be paid, as required by applicable law. Target has not requested nor been granted an extension of the time for filing any Tax Return to a date later than the Closing Date. There are no determined material tax deficiencies or proposed tax assessments (or to the best of its Knowledge and belief, the prospects for the same) against it. Target has not incurred any liability for penalties, assessments or interest under any federal, state, local or foreign tax laws. Target has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

(b)           There are no liens for Taxes (other than current Taxes not yet due and payable) on Target’s assets. There is no audit, action, suit, or taxing authority proceeding now in progress, pending or threatened against Target or with respect to any Tax of Target, and no claim has ever been made by a taxing authority in a jurisdiction where Target does not pay Tax or file Tax Returns that Target is or may be subject to Taxes assessed by that jurisdiction.

(c)           Target has not been a member of any affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated, aggregate, or unitary income Tax Return. Target has never been and is not now a party to or bound by any Tax indemnification, Tax allocation, or Tax sharing agreement or other contractual obligation pursuant to which it is or may at any time in the future be obligated to indemnify any other person or entity with respect to Taxes.

(d)           Target is not a party to any agreement, contract, arrangement, or plan that has resulted, or could result by reason of the transactions contemplated hereby, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

(e)           Target has provided Parent with true and complete copies of all Tax Returns filed with respect to it for taxable periods ending after 2001 and all examination reports and statements of deficiencies assessed against or agreed to be paid by it with respect to such taxable periods.

3.13        Litigation, etc. No action, suit, proceeding or investigation (whether conducted by any judicial or regulatory body or other person) is pending or, to the Knowledge of Target, threatened against Target (nor, to the Knowledge of Target is there any basis therefor) which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or which might reasonably be expected, either individually or in the aggregate, to adversely affect the business, assets, or financial condition of Target or impair the right or the ability of Target to carry on its business substantially as now conducted.

3.14        Safety, Zoning and Environmental Matters. Neither the offices or properties in or on which Target carries on its business nor the activities carried on therein are in violation of any zoning, health or safety law or regulation, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, except where a violation would not have a material adverse effect on the business, assets or financial condition of the Target. In addition:

(a)           Target is not in violation of any judgment, decree, order, law, license, rule or regulation purporting to regulate environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter “Environmental Laws”), which violation would have a material adverse effect on the business, assets, or financial condition of Target;

(b)           Target has not received notice from any third party including without limitation any federal, state or local governmental authority, (i) that Target or any predecessor in interest has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste as defined by 42 U.S.C. §6903(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which Target or any other person or entity has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Target conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that Target is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) legal or administrative proceeding arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

(c)           Except where any of the following would not have a material adverse effect on the business, assets, or financial condition of Target, (i) no portion of the property of Target has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by Target no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws and for customary and routine purposes; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of Target, which releases would have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) there have been no releases on, upon, from or into any real property in the vicinity of the real properties of Target which, through soil or groundwater contamination, have come to be located on, and which would have a material adverse effect on the value of, the properties of Target; and (v) in addition, any Hazardous Substances that have been generated on the properties of Target, have been transported in accordance with applicable Environmental Laws; and

(d)           none of the properties of Target are currently subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

3.15        Labor Relations. Target is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to the Knowledge of Target, threatened against Target alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against Target pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down or work stoppage actually pending or, to the Knowledge of Target, threatened against or involving Target. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against Target and no claim therefor has been asserted. None of the employees of Target is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Target. Except as described on Schedule 3.15 hereto, Target has not experienced any work stoppage or other material labor difficulty during the last five years.

3.16	Contracts. Schedule 3.16 sets forth each:

(a)           agreement, instrument, or commitment to which Target is a party that involves the payment by or to Target of amounts in excess of $10,000 or that may materially and adversely affect its ability to consummate the transactions contemplated hereby;

(b)           agreement for the purchase, sale, lease, or license by or from Target of assets, products, or services;

(c)           agreement or other commitment pursuant to which Target has agreed to indemnify or hold harmless any other Person (including, without limitation, for any liabilities, penalties, losses, damages, or costs, or expenses related thereto) arising out of or in connection with any presence, use, generation, treatment, storage, transportation, recycling, disposal, or release of any Hazardous Substances;

(d)           (i) employment agreement, (ii) consulting agreement, or (iii) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of Target; and

(e)           agreement with any current or former affiliate, stockholder, officer or director of Target or with any Person in which, to the Knowledge of Target, any such affiliate has an interest.

Target has delivered or made available to Purchaser correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each agreement, instrument, and commitment listed in Schedule 3.16 hereto, each as amended to date. Each such agreement, instrument, and commitment is a valid, binding and enforceable obligation of Target, and, to the Knowledge of Target, of the other party or parties thereto, subject as to enforcement to the Enforcement Exceptions, and is in full force and effect. Neither Target nor, to its Knowledge, any other party thereto is in breach of, default under or noncompliance with any term of any such agreement, instrument, or commitment (nor to the Knowledge of Target is there any reasonable basis for any of the foregoing). Except where identified on Schedule 3.16, no agreement, instrument, or commitment listed in Schedule 3.16 hereto includes or incorporates any provision, the effect of which could reasonably be expected to enlarge or accelerate any of the obligations of Target or to give additional rights to any other party thereto, or to terminate, lapse, trigger consent rights of any other person or entity in respect thereof, or in any other way be affected, by reason of the transactions contemplated by this Agreement.

3.17	Intellectual Property and Regulatory Matters.

(a)           Schedule 3.17(a) contains an accurate and complete list of all Intellectual Property (as defined in Section 18 below) of Target (the “Target Intellectual Property”). Each patent contained in the Target Intellectual Property is valid and enforceable. Target holds a good faith belief that: (i) the requirements of 37 C.F.R. §1.56 have been complied with during the prosecution of all pending Target US patent applications; and (ii) each time that claims have been presented in all pending Target patent applications, such claims described novel, useful, non-obvious and inventive subject matter. No Target Intellectual Property which is necessary for the conduct of Target’s business as currently conducted has been or is now involved in any cancellation, dispute or litigation, and, to Target’s Knowledge, no such action is threatened. No patent of Target has been or is now involved in any interference, reissue, re-examination or opposition proceeding, and to Target’s actual Knowledge, no such interference, reissue, re-examination or opposition proceeding is threatened.

(b)           All of the licenses and sublicenses and consent, royalty or other agreements (including a summary of all royalties and milestones payable thereunder) concerning Target Intellectual Property which are necessary for the conduct of Target’s business as currently conducted to which Target is a party or by which any of its assets are bound (other than generally commercially available, non custom, off the shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are set forth on Schedule 3.17(b) and are valid and binding obligations of Target and, to Target’s Knowledge, the other parties thereto, enforceable in accordance with their terms subject to the Enforcement Exceptions, to the actual Knowledge of Target, there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by Target under any such License Agreement.

(c)           Target owns or has the valid right to use all of the Target Intellectual Property and all trade secrets, confidential information and know-how, including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information (collectively “Confidential Information”), that is currently used by Target for the conduct of its business as currently conducted and for the ownership, maintenance and operation of its properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of Target’s business. Target has a valid and enforceable right (subject to the Enforcement Exceptions) to use all third party Intellectual Property and Confidential Information used or held for use in its business.

(d)           The conduct of Target’s business as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Knowledge of Target, the Target Intellectual Property and Confidential Information of Target which are necessary for the conduct of its business as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to Target’s Knowledge, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Target Intellectual Property or Confidential Information of Target and Target’s use of any Target Intellectual Property or Confidential Information owned by a third party, and, to Target’s Knowledge, there is no valid basis for the same.

(e)           The consummation of the transactions contemplated in this Agreement will not result in the alteration, loss, impairment of or restriction on Target’s ownership or right to use any of the Target Intellectual Property or Confidential Information of Target which is necessary for the conduct of its business as currently conducted.

(f)           Target has taken reasonable steps to protect its rights in its Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Target’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with Target’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of Target’s Confidential Information by Target to any third party.

(g)           To the Knowledge of Target, no officer or employee of Target is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or employee to be employed by Target or to use the trade secrets or proprietary information of others or that could subject Parent or Sub to any liability to third parties as a result of the existence or terms of any such contracts or agreements.

3.18        Insurance. Schedule 3.18 lists the policies of theft, fire, liability (including products liability), worker’s compensation, life, property and casualty, directors’ and officers’, and other insurance owned or held by Target. Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, or underwriters, are of the kinds and cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice. All such policies are in full force and effect, are sufficient for compliance in all material respects by it with all requirements of law and of all agreements to which Target is a party, and provide that they will remain in full force and effect through the respective dates set forth in Schedule 3.18 and will not terminate or lapse or otherwise be affected in any way by reason of the Merger or the other transactions contemplated hereby.

3.19        Governmental Consent, Non-Contravention, etc. Except as described in Schedule 3.19, Target holds no licenses, permits or other authorizations issued by any governmental agency to Target related to its properties, Intellectual Property, research program or business. No consent, approval or authorization of or registration, designation, declaration or filing with any governmental authority, federal or other, on the part of Target, is required in connection with the Merger or the consummation of any other transaction contemplated hereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate (i) any provision of Target’s Restated Certificate or its By-Laws, or (ii) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to Target.

3.20        Employee Benefit Plans. Target does not maintain, or have any obligation to make contributions to, any employee benefit plan (an “ERISA Plan”) within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or, except as set forth on Schedule 3.20 hereto, any other retirement, profit sharing, stock option, stock bonus or employee benefit plan (a “Non-ERISA Plan”). Target has heretofore delivered to Parent true, correct and complete copies of each Non-ERISA Plan. All such Non-ERISA Plans have been maintained and operated in all material respects in accordance with all federal, state and local laws applicable to such plans, and the terms and conditions of the respective plan documents.

3.21        Potential Conflicts of Interest. No officer or director of Target (i) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person that is a lessor, lessee, customer or supplier of Target; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property which Target is using or the use of which is necessary for the business of Target; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, Target, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

3.22        Brokers. Except for Cowen & Co., LLC, which is acting as Target’s financial advisor in the Merger, no finder, broker, agent or other intermediary has been retained or utilized by, or has acted for or on behalf of, Target in connection with the negotiation or consummation of the transactions contemplated hereby.

3.23        Compliance with Other Instruments, Laws, etc. Target has complied in all material respects with, and is in compliance in all material respects with, (i) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, (ii) all unwaived terms and provisions of all contracts, agreements and indentures to which Target is a party, or by which Target or any of its properties is subject, and (iii) the Restated Certificate and By-Laws of Target, as amended to date, except where any such failure to comply would not have a material adverse effect on the business, assets or financial condition of Target. Except as described on Schedule 3.23, Target does not have or need any licenses, permits or other authorizations from governmental authorities for the conduct of its business or in connection with the ownership or use of its properties, except where the failure to have any such license, permit or other authorization would not have a material adverse effect on the business, assets or financial condition of Target.

3.24        Minute Books. The minute books of Target made available to Parent for inspection accurately record therein all actions taken by Target’s Board of Directors and stockholders.

3.25        Absence of Registration Obligations. Except as set forth on Schedule 3.25 hereto, Target has no obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act.

3.26        Ownership of Parent Stock. As of the date hereof, Target (i) does not beneficially own, directly or indirectly (and to its Knowledge, none of its officers, directors or Principal Stockholders (as defined in Section 18 below) owns, directly or indirectly), and (ii) is not a party to any agreement, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of (and to its Knowledge, none of its stockholders or any of their affiliates, as defined under the Securities Act, is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of), in each case, shares of capital stock of Parent, which in the aggregate represent 1% or more of the outstanding shares of capital stock of Parent entitled to vote generally in the election of directors.

3.27        Agreements to Vote in Favor of the Merger. The board of directors of Target, at a meeting duly called and held, has by requisite vote under applicable law (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, taken together, are in the best interests of the stockholders of Target, and (ii) resolved to recommend that its stockholders approve this Agreement and the transactions contemplated herein, including the Merger. Target has obtained binding, written agreements to vote in favor of approving this Agreement, the Merger and the transactions contemplated hereby from the Principal Stockholders (as defined in Section 18 below).

3.28        Full Disclosure. No representation or warranty by Target in this Agreement or in any Exhibit hereto or in its disclosure schedules hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading. There is no fact relating to the business, research program or condition of Target that it has not disclosed to Parent in writing and that could reasonably be expected to result in a material adverse effect to Target.

4.            Representations and Warranties of Parent and Sub. Parent and Sub each jointly and severally represents and warrants to Target as follows. For purposes of this Agreement, the term “Knowledge” in relation to Parent or Sub means the actual knowledge of Parent’s Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Controller, Vice President Finance and Vice President Development after reasonable investigation consistent with the ordinary course of conduct of such officer’s duties, and any member of its Board of Directors.

4.1          Organization and Standing; Subsidiary. Parent and Sub each is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Nevada (Parent) and Delaware (Sub), and each has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Parent has delivered to Target complete and correct copies of its Restated Articles of Incorporation and Amended and Restated By-Laws and all amendments thereto, and of Sub’s Certificate of Incorporation and By-Laws. Parent and Sub each is duly qualified and in good standing as a foreign corporation in each jurisdiction, if any, in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary. Parent owns all of the outstanding stock of Pharmos Ltd. (“Pharmos Ltd.”), which is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Israel. Pharmos Ltd. has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and is duly qualified and in good standing as a foreign corporation in each jurisdiction, if any, in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary. Other than Sub and Pharmos Ltd., Parent does not have any other subsidiaries and does not own or hold of record and/or beneficially any shares of any class in the capital stock of any corporation or any legal or other beneficial interests in any partnerships, business trusts, or joint ventures, or in any other unincorporated business enterprise, other than Oculon Corporation and Xenon Vision, Inc., both of which are inactive wholly-owned Delaware subsidiaries not currently in good standing. Parent, Sub and Pharmos Ltd. are sometimes referred to in this Section 4 as the “Parent Group.”

4.2          Corporate Power, Binding Effect. Subject to obtaining approval from Parent’s stockholders, each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and (in the case of Parent) the Registration Rights Agreement (as defined in Section 7.16 below) and to perform all of its agreements and obligations under this Agreement and (in the case of Parent) the Registration Rights Agreement in accordance with their respective terms. Sub has all requisite power and authority to execute and deliver the Certificate of Merger and to perform all of its obligations under the Certificate of Merger. This Agreement and (in the case of Parent) the Registration Rights Agreement have been duly authorized by each of Parent’s and Sub’s respective Boards of Directors, has been duly executed and delivered by Parent and Sub and constitutes the legal, valid and binding obligations of Parent and Sub, enforceable against Parent and Sub in accordance with their respective terms, subject only to the Enforcement Exceptions and in the case of Parent, to obtaining approval of its stockholders. Neither the execution, delivery or performance by either Parent or Sub of this Agreement or (in the case of Sub) the Certificate of Merger or (in the case of Parent) the Registration Rights Agreement, as applicable, in accordance with their respective terms will result in any violation of or default or creation of any lien under, or the acceleration or vesting or modification of any right or obligation under, or in any conflict with, either Parent’s or Sub’s Certificate of Incorporation or by-laws or of any agreement, instrument, judgment, decree, order, statute, rule or regulation binding on or applicable to Parent or Sub, except where any of the foregoing would not have a material adverse effect on the business, assets or financial condition of Parent or Sub.

4.3	Capitalization.

(a)           The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.001 per share, all of which shares have been issued to and are owned by Parent. The authorized capital stock of Parent consists of 60,000,000 shares of Common Stock, par value $0.03 per share, of which 19,027,809 shares are issued and outstanding, and 1,250,000 shares of Preferred Stock, par value $0.03 per share, none of which shares of Preferred Stock are issued or outstanding. All of the outstanding shares of capital stock of Parent and Sub are validly issued and outstanding, fully paid and nonassessable. All shares of Parent Stock to be issued to the holders of Target Capital Stock under this Agreement will, when issued, be duly authorized, validly issued, fully paid and nonassessable and will not be subject to the pre-emptive rights of others.

(b)           Except as set forth in the Parent Reports (as defined below) or as otherwise issued since December 31, 2005 in accordance with the provisions of Parent’s existing stock option plan, neither Parent, Sub nor Pharmos Ltd. is a party to or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for Parent, Sub or Pharmos Ltd. to issue, deliver or sell, or cause to be issued, delivered or sold any shares of any equity security of Parent, Sub or Pharmos Ltd. or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of any equity security of Parent, Sub or Pharmos Ltd. or obligating Parent, Sub or Pharmos Ltd. to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements.

(c)           As of the date hereof, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Stock.

4.4          Reports and Financial Statements. Parent has previously furnished to Target complete and accurate copies, as amended or supplemented, of its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 2003 (the “2003 10-K”) and 2004 (the “2004 10-K”), together with all exhibits thereto, as filed with the Securities and Exchange Commission (the “Commission”), (ii) the proxy statement relating to the Annual Meeting of Stockholders held on September 20, 2005, (iii) Quarterly Reports on Form 10-Q, together with all exhibits thereto, as filed with the Commission since December 31, 2004 and (iv) other reports filed by Parent with the Commission since December 31, 2004 (such reports and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the “Parent Reports”). The 2003 10-K and the 2004 10-K contain true and complete copies of Parent’s audited consolidated balance sheet as at December 31, 2003 and 2004, respectively, and audited consolidated statements of operations and cash flows for each of the years then ended (collectively, the “Parent Financial Statements”). Parent will make available to Target copies of its Form 10-K for the fiscal year ended December 31, 2005, which shall contain Parent’s audited consolidated balance sheet as at December 31, 2005 and audited consolidated statements of operations and cash flows for the period then ended (the “2005 Parent Report”). The Parent Financial Statements present (and the financial statements included in the 2005 Parent Report will present) fairly the consolidated financial position of Parent and Pharmos Ltd. as of December 31, respectively, of 2003 and 2004 (and, in the case of the financial statements included in the 2005 Parent Report, December 31, 2005) and the consolidated results of operations and cash flows for each of the respective fiscal years then ended, all in conformity with GAAP applied on a consistent basis, except as stated therein. Except as set forth on Schedule 4.4 hereto and except as contemplated by this Agreement or disclosed in the 2004 10-K or the Parent Financial Statements or in subsequent Forms 10-Q filed by Parent with the Commission prior to the date hereof or in the notes thereto, since December 31, 2004, there has been no material adverse change in the business, assets, financial condition or results of operations of Parent or Pharmos Ltd., taken as a whole.

Parent has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2003 under the Securities Act and the Exchange Act, except for any non-filings or noncompliance which are not in the aggregate material to the financial condition, results of operations or business of Parent or which will not prevent or delay in any material respect the consummation of the transactions contemplated hereby or under the Registration Rights Agreement including, but not limited to, the filing of a registration statement on Form S-3 with respect to resale of all of the shares of Parent Stock to be issued pursuant to the terms of this Agreement. No form, report, schedule, statement or other document filed by Parent with the Commission since January 1, 2003 contained any untrue statement of a material fact or omitted to state a material fact necessary, at the time such document was filed, in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such facts as were corrected in any subsequent form, report, schedule, statement or other document filed with the Commission by Parent.

4.5          Absence of Certain Changes. Since the date of the most recent Parent Report, none of any of the following events has occurred that would have required public disclosure under the Securities Act or the Exchange Act, including without limitation, on an annual report on form 10-K, a quarterly report on form 10-Q or a current report on form 8-K: (i) any change in the business of the Parent Group or in its relationships with suppliers, licensees, scientists, researchers, licensors or the like other than changes which were both in the ordinary course of business and have not had a material adverse effect on the business, assets or financial condition of the Parent Group; (ii) any acquisition or disposition by any member of the Parent Group of any material amount of assets or properties other than in the ordinary course of business; (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either individually or in the aggregate, the business of the Parent

Group; (iv) any declaration, setting aside or payment of any dividend or any other distributions in respect of any class of the capital stock of any member of the Parent Group; (v)  any entry by any member of the Parent Group into any transaction other than in the ordinary course of business; (vi) any incurrence by any member of the Parent Group of any material obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; (vii) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of any member of the Parent Group, other than those arising by operation of law which do not materially impair the operation of any member of the Parent Group’s business; (viii) any change in accounting principles, practices or methods used by Parent; or (ix) any discharge or satisfaction by any member of the Parent Group of any lien or encumbrance or payment by any member of the Parent Group of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the balance sheet that is part of the Parent Financial Statements and (B) current liabilities incurred since the date of the financial statements included in the 2005 Parent Report in the ordinary course of business.

4.6          Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the balance sheet included in Parent’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 or incurred in the ordinary course of business after the date of the filing of such Parent Report and except in connection with the costs associated with the transactions contemplated by this Agreement, Parent Group has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due (including, without limitation, any liabilities for taxes due or to become due) which would be required by GAAP to be reflected on a consolidated balance sheet of Parent Group.

4.7          Lawful Issuance. All shares of Parent Stock that have been issued since January 1, 2000, were duly registered under, or were issued pursuant to exemptions from registration under, the Securities Act and applicable state and other securities laws and all rules and regulations thereunder. To the Knowledge of Parent, there exists no valid right to rescind any purchase thereof from or issuance thereof by Parent. Except for the Parent Stock, no class of securities of Parent is required to be registered under any provision of the Exchange Act.

4.8	Taxes and Tax Returns.

(a)           All Taxes of any nature whatsoever due and payable by Parent or Pharmos Ltd. prior to the execution hereof and all Tax Returns required to be filed prior to such date have been properly computed in all respects, duly and timely filed (taking into consideration extensions of time to file) and fully paid and discharged. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax or Tax Return for any period. Each of Parent and Pharmos Ltd. has paid all Taxes which have become due pursuant to Tax Returns and has paid all installments of estimated Taxes due. All Taxes and other assessments and levies which Parent or Pharmos Ltd. is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable. All Taxes not yet due and payable have been properly accrued on the financial statements of Parent. Subsequent to the date hereof and prior to the Closing Date hereunder, all Tax Returns shall be timely and accurately filed, and any Tax payable as shown thereby shall be paid, as required by applicable law. Neither Parent nor Pharmos Ltd. has requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date. There are no determined material tax deficiencies or proposed tax assessments (or to the Knowledge of Parent, the prospects for the same) against it. Neither Parent nor Pharmos Ltd. has incurred any liability for penalties, assessments or interest under any federal, state, local or foreign tax laws. Each of Parent and Pharmos Ltd. has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

(b)           There are no liens for Taxes (other than current Taxes not yet due and payable) on Parent’s or Pharmos Ltd.’s assets. There is no audit, action, suit, or taxing authority proceeding now in progress, pending or threatened against Parent or Pharmos Ltd. or with respect to any Tax of Target, and no claim has ever been made by a taxing authority in a jurisdiction where either Parent or Pharmos Ltd. does not pay Tax or file Tax Returns that either Parent or Pharmos Ltd., as applicable, is or may be subject to Taxes assessed by that jurisdiction.

(c)           Except for the consolidated return of Parent and Pharmos Ltd., neither Parent nor Pharmos Ltd. has been a member of any affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated, aggregate, or unitary income Tax Return. Each of Parent and Pharmos Ltd. has never been and is not now a party to or bound by any Tax indemnification, Tax allocation, or Tax sharing agreement or other contractual obligation pursuant to which it is or may at any time in the future be obligated to indemnify any other person or entity with respect to Taxes.

(d)           Except as disclosed in the Parent Reports, neither Parent nor Pharmos Ltd. is a party to any agreement, contract, arrangement, or plan that has resulted, or could result by reason of the transactions contemplated hereby, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

(e)           Parent has provided Target with true and complete copies of all Tax Returns filed with respect to it for taxable periods ending after 2001 and all examination reports and statements of deficiencies assessed against or agreed to be paid by it with respect to such taxable periods.

4.9          Litigation, etc. Except as set forth in the Parent Reports, no action, suit, proceeding or investigation (whether conducted by any judicial or regulatory body or other person) is pending or, to the Knowledge of Parent, threatened against Parent or Pharmos Ltd. (nor is there any basis therefor to the Knowledge of Parent) which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or which might reasonably be expected, either in any case or in the aggregate, to adversely affect the business, assets, or financial condition of Parent or Pharmos Ltd. or impair the right or the ability of Parent or Pharmos Ltd. to carry on its business substantially as now conducted.

4.10        Safety, Zoning and Environmental Matters. To the Knowledge of Parent, neither the offices or properties in or on which Parent carries on its business nor the activities carried on therein are in violation of any zoning, health or safety law or regulation, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, except where a violation would not have a material adverse effect on the business, assets or financial condition of Parent. In addition:

(a)           Parent is not in violation of any judgment, decree, order, law, license, or Environmental Law, which violation would have a material adverse effect on the business, assets, or financial condition of Parent;

(b)           Parent has not received notice from any third party including without limitation any federal, state or local governmental authority, (i) that Parent or any predecessor in interest has been identified by the EPA as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste as defined by 42 U.S.C. §6903(5), any Hazardous Substances which Parent or any other person or entity has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Parent conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that Parent is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) legal or administrative proceeding arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

(c)           except where any of the following would not have a material adverse effect on the business, assets, or financial condition of Parent, (i) no portion of the property of Parent has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by Parent, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws and for customary and routine purposes; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of Parent, which releases would have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) there have been no releases on, upon, from or into any real property in the vicinity of the real properties of Parent which, through soil or groundwater contamination, have come to be located on, and which would have a material adverse effect on the value of, the properties of Parent; and (v) in addition, any Hazardous Substances that have been generated on the properties of Parent, have been transported in accordance with applicable Environmental Laws; and

(d)           none of the properties of Parent are currently subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

4.11	Intellectual Property. Except as otherwise disclosed in the Parent Reports:

(a)           The Parent Reports accurately describe all material Parent Intellectual (as defined below) Property of Parent or Pharmos Ltd. Each patent contained in the Parent Intellectual Property is valid and enforceable. Parent holds a good faith belief that: (i) the requirements of 37 C.F.R. §1.56 have been complied with during the prosecution of all pending Parent and Pharmos Ltd. US patent applications; and (ii) each time that claims have been presented in all pending Parent and Pharmos Ltd. patent applications, such claims described novel, useful, non-obvious and inventive subject matter. No Intellectual Property of Parent or Pharmos Ltd. (the “Parent Intellectual Property”) which is necessary for the conduct of the business of Parent or Pharmos Ltd. as currently conducted has been or is now involved in any cancellation, dispute or litigation, and, to Parent’s Knowledge, no such action is threatened. No patent of Parent or Pharmos Ltd. has been or is now involved in any interference, reissue, re-examination or opposition proceeding, and, to Parent’s actual Knowledge, no such interference, reissue, re-examination or opposition proceeding is threatened.

(b)           All of the licenses and sublicenses and consent, royalty or other agreements concerning Parent Intellectual Property which are necessary for the conduct of Parent’s or Pharmos Ltd.’s business as currently conducted to which either is a party or by which any of their assets are bound (other than generally commercially available, non custom, off the shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “Parent License Agreements”) are set forth on Schedule 4.11(b) and are valid and binding obligations of Parent and Pharmos Ltd., as applicable, and, to Parent’s Knowledge, the other parties thereto, enforceable in accordance with their terms subject to the Enforcement Exceptions, and, to the Knowledge of Parent, there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by Parent or Pharmos Ltd., as applicable, under any such Parent License Agreement.

(c)           Except as set forth on Schedule 4.11(c), each of Parent and Pharmos Ltd. owns or has the valid right to use all of the Parent Intellectual Property and all trade secrets, confidential information and know-how, including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information (collectively “Parent Confidential Information”) that is necessary for the conduct of its business as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of its properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Parent Intellectual Property and Parent Confidential Information, other than licenses entered into in the ordinary course of their respective business. Each of Parent and Pharmos Ltd. has a valid and enforceable right (subject to the Enforcement Exceptions) to use all third party Intellectual Property and Parent Confidential Information used or held for use in its business.

(d)           Except as set forth on Schedule 4.11(d), the conduct of each of Parent’s and Pharmos Ltd.’s business as currently conducted does not Infringe any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Knowledge of Parent, the Parent Intellectual Property and Parent Confidential Information which are necessary for the conduct of its and Pharmos Ltd.’s business as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Knowledge of Parent, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Parent Intellectual Property or Parent Confidential Information and Parent’s and Pharmos Ltd’s use of any Intellectual Property or Confidential Information owned by a third party, and, to the Knowledge of Parent, there is no valid basis for the same.

(e)           The consummation of the transactions contemplated in this Agreement will not result in the alteration, loss, impairment of or restriction on Parent’s or Pharmos Ltd’s ownership or right to use any Parent Intellectual Property or Parent Confidential Information which is necessary for the conduct of its business as currently conducted.

(f)           Each of Parent and Pharmos Ltd. has taken reasonable steps to protect its rights in its Intellectual Property and Parent Confidential Information. Each employee, consultant and contractor who has had access to Parent Confidential Information which is necessary for the conduct of Parent’s or Pharmos Ltd.’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Parent Confidential Information and has executed appropriate agreements that are substantially consistent with Parent’s or Pharmos Ltd’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any Parent Confidential Information by any member of the Parent Group to any third party.

(g)           To the Knowledge of Parent, no officer or employee of Parent or Pharmos Ltd. is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or employee to be employed by Parent or Pharmos Ltd. or to use the trade secrets or proprietary information of others or that could subject Parent or Pharmos Ltd. to any liability to third parties as a result of the existence or terms of any such contracts or agreements.

4.12        Contracts. All agreements, contracts and obligations of Parent Group, including those involving any governmental entity, that are material to the business and operations of Parent, including without limitation grants for research or otherwise, have been filed as exhibits to, or described in, the Parent Reports.

4.13        Potential Conflicts of Interest. Except as set forth in the Parent Reports, no officer or director of Parent or Pharmos Ltd. (i) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person that is a lessor, lessee, customer or supplier of Parent or Pharmos Ltd.; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property which Parent or Pharmos Ltd. is using or the use of which is necessary for the business of Parent or Pharmos Ltd.; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, Parent or Pharmos Ltd., except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

4.14        Government Consents, etc. No consent, approval or authorization of or registration, designation, declaration or filing with any governmental authority, federal or other, on the part of Parent or Sub is required in connection with the Merger or the consummation of any other transaction contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of a proxy statement in connection with the stockholders’ meeting to be held for approval by Parent of this Agreement and the Merger, and the obtaining of such stockholder approval, as required by the Commission and the Nasdaq Capital Market, (iii) the filing of any Form D and related state blue sky filings required under the Securities Act and state securities laws in connection with the issuance of any shares of Parent Stock pursuant to this Agreement and (iv) the filing of any registration statements with the Commission, and any related filings with state securities regulators, required by the Registration Rights Agreement. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not violate (i) any provision of the Restated Articles of Incorporation and Amended and Restated By-Laws of Parent or the Certificate of Incorporation or By-Laws of Sub or Pharmos Ltd., or (ii) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to Parent, Sub or Pharmos Ltd.

4.15        Brokers. Except for RBC Capital Markets Corporation and Tamir Fishman & Co. Ltd., which together are acting as Parent’s and Sub’s financial advisors in the Merger, neither Parent nor Sub has retained, utilized or been represented by any broker or finder in connection with the negotiation or consummation of this Agreement or the transactions contemplated hereby.

4.16        Internal Controls. Except as otherwise identified in the Parent Reports and except as set forth on Schedule 4.16, Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise identified in the Parent Reports, Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for Parent and designed such disclosure controls and procedures to ensure that material information relating to Parent is made known to its Chief Executive Officer or Chief Financial Officer. Parent maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

4.17        Compliance with Other Instruments, Laws, etc. Parent, Pharmos Ltd. and Sub each has complied in all material respects with, and is in compliance in all material respects with, (i) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, (ii) all unwaived terms and provisions of all contracts, agreements and indentures to which Parent, Pharmos Ltd. or Sub is a party, or by which Parent, Pharmos Ltd. or Sub or any of their respective properties is subject, and (iii) its charter and by-laws, each as amended to date, except where such failure to comply would not have a material adverse effect on the business, assets or financial condition of Parent, Pharmos Ltd. or Sub. Except as otherwise disclosed in the Parent Reports, Parent, Pharmos Ltd. and Sub do not have or need any licenses, permits or other authorizations from governmental authorities for the conduct of their respective businesses or in connection with the ownership or use of their respective properties, except where the failure to have any such license, permit or other authorization would not have a material adverse effect on the business, assets or financial condition of Parent, Pharmos Ltd. or Sub.

4.18        Approval. The board of directors of Parent, at a meeting duly called and held, has by requisite vote under applicable law (i) determined that this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of Parent, and (ii) resolved to recommend that its stockholders approve this Agreement and the Registration Rights Agreement and the transactions contemplated herein and therein, including the Merger. Parent has obtained binding, written agreements to vote in favor of approving this Agreement, the Merger, the Registration Rights Agreement and the transactions contemplated hereby and thereby from the current officers and directors of Parent and from any other stockholder that is controlled by such persons.

4.19        Absence of Registration Obligations. No person has or shall have any piggyback or other registration rights relating to any securities of Parent as a result of the execution and delivery by Parent of the Registration Rights Agreement at the Closing and the filing of any registration statement pursuant thereto.

4.20        Full Disclosure. No representation or warranty by Parent or Sub in this Agreement or in any Exhibit hereto or in its disclosure schedules hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading. There is no fact relating to the business, research program or condition of Parent or Pharmos Ltd., taken as a whole that it has not disclosed to Target in writing (or is otherwise included in the Parent Reports) that could reasonably be expected to result in a material adverse effect to Parent or to Pharmos Ltd., taken as a whole.

5.            Conduct of Target Business Prior to Effective Date. Target covenants and agrees that, from and after the date of this Agreement and until the Effective Date, except as otherwise provided herein or specifically consented to or approved by Parent in writing:

5.1          Full Access. Target shall afford to Parent and its authorized representatives full access during normal business hours and with reasonable advance notice to all properties, books, records, contracts and documents of Target and a full opportunity to make such investigations as Parent shall reasonably desire to make of Target, and Target shall furnish or cause to be furnished to Parent and its authorized representatives all such information with respect to the affairs and businesses of Target as Parent may reasonably request.

5.2          Carry on in Regular Course. Target shall use its best efforts to preserve all of its accounting and business records, corporate records, trade secrets and proprietary information and other Intellectual Property for the benefit of the Surviving Corporation.

5.3          No Dividends, Issuances, Repurchases, etc. Target shall not declare or pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of, any shares of capital stock, or issue, purchase, redeem or acquire for value any shares of its capital stock, or issue any options, warrants or other rights to acquire shares of its capital stock or securities exchangeable for or convertible into shares of its capital stock, except for the issuance of shares of capital stock of Target upon the exercise of options or warrants outstanding on the date hereof or upon the conversion of the Bridge Notes.

5.4          Employment. Except for payments and allocations under the ABP, Target shall not: increase the compensation payable to or to become payable to any director, officer or employee; grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any director, officer or employee or their respective affiliates, other than employment or consulting agreements entered into with the consent of Parent; or establish, adopt, enter into or amend any employee benefit plan or arrangement except as may be required by applicable law.

5.5          Contracts and Commitments. Target shall not enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with its normal business practices, including without limitation, any contract or commitment relating to Target’s Intellectual Property or any contract or commitment relating to the acquisition of assets, technologies or products or the in-licensing thereof without the prior written consent of Parent, which will not be unreasonably withheld.

5.6          Other Transactions. Except as disclosed on Schedule 5.6, Target shall not (i) sell, lease as lessor, license as licensor, or otherwise dispose of any capital asset with a market value in excess of $10,000, (ii) sell, lease as lessor, license as licensor, or otherwise dispose of any asset other than in the ordinary course of business; provided, that Target shall not license any of Target’s Intellectual Property, (iii) borrow money, (iv) incur or pay any material liability other than in the ordinary course of business, or (v) guarantee or otherwise incur any material liability with respect to the obligation of any other Person.

5.7          Preservation of Organization. Target shall use its best efforts to preserve for Parent and Sub the present relationships with suppliers, scientists, researchers, licensors, parties to contracts and others having business relations with Target. Target shall not amend its Restated Certificate or By-Laws. Target shall not merge or consolidate with any other corporation, or acquire any stock of, or, except in the ordinary course of business, acquire any assets or property of any other business entity whatsoever.

5.8          No Default. Target shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment or obligation of Target.

5.9          Compliance with Laws. Target shall duly comply in all material respects with all laws, regulations and orders applicable with respect to its business.

5.10        Advice of Change. Target shall promptly advise Parent in writing of any development or change in circumstance (including any litigation to which it may become a party or of which it may gain Knowledge) that does or could reasonably be expected to (i) call into question the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) adversely affect the ability of the parties to consummate the transactions contemplated hereby, or (iii) have any material adverse effect on the business, financial condition, or assets of Target.

5.11        Target Stockholders Meeting. Target shall either call a special meeting of its stockholders to consider and vote upon the approval of this Agreement and the Merger and the other transactions contemplated hereby or shall obtain the requisite minimum required stockholder approval by written consent in accordance with Target’s Restated Certificate and By-Laws and applicable Delaware law. The board of directors of Target shall recommend to its stockholders the approval of this Agreement and the Merger and the other transactions contemplated hereby and shall use its best efforts to solicit and obtain the requisite vote of approval.

5.12        Consents of Third Parties. Target shall secure, before the Closing Date, the consent, in form and substance satisfactory to Parent and Parent’s counsel, to the consummation of the transactions contemplated by this Agreement, by each party to any material contract, commitment or obligation of Target, in each case under which such consent is required; provided, however, that for any of the required consents identified on Schedule 5.12(a), Target shall only be required to use all commercially reasonable efforts to obtain such consents.

5.13        Satisfaction of Conditions Precedent. Target shall use all commercially reasonable efforts to cause the satisfaction of the conditions precedent applicable to it contained in Section 7 hereof.

5.14        Transactions with Affiliates. Target shall not enter into any transactions with any of its affiliates without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed.

5.15        Cooperation in the Preparation of Required Securities Laws Documents. Target will assist Parent in the preparation of those sections of the preliminary and definitive proxy statement relating to the Agreement and the Merger that concern Target and its business, as well as any other disclosure document, offering memorandum or the like required under the Securities Act to be provided to the stockholders of Target.

6.            Conduct of Parent Group Business Prior to Effective Date. Each of Parent and Sub covenants and agrees that, from and after the date of this Agreement and until the Effective Date, except as otherwise provided herein or specifically consented to or approved by Target in writing:

6.1          Full Access. Parent shall afford to Target and its authorized representatives full access during normal business hours and with reasonable advance notice to all properties, books, records, contracts and documents of Parent, Sub and Pharmos Ltd. and a full opportunity to make such investigations as Target shall reasonably desire to make of Parent, Sub and Pharmos Ltd., and Parent shall furnish or cause to be furnished to Target and its authorized representatives all such information with respect to the affairs and businesses of Parent, Sub and Pharmos Ltd. as Target may reasonably request.

6.2          Compliance with Laws. Parent and Sub shall duly comply, and shall cause Pharmos Ltd. to comply, with all laws, regulations and orders applicable with respect to its business, except where any of the foregoing would not have a material adverse effect on the business, assets or financial condition of Parent, Pharmos Ltd. or Sub.

6.3          Other Transactions. Except in the ordinary course of business and subject to the provisions of Section 9.1, neither Parent nor Pharmos Ltd. shall (i) sell, lease as lessor, license as licensor, or otherwise dispose of any capital asset with a market value in excess of $10,000, (ii) sell, lease as lessor, license as licensor, or otherwise dispose of any asset; provided that neither Parent nor Pharmos Ltd. shall license any of Parent’s Intellectual Property except as otherwise permitted under the last sentence of Section 9.1, (iii) borrow money, (iv) incur or pay any material liability, or (v) guarantee or otherwise incur any material liability with respect to the obligation of any other Person.

6.4          Preservation of Organization. Parent shall use its best efforts to preserve for Parent, Sub and Pharmos Ltd., the present relationships with suppliers, scientists, researchers, licensors, parties to contracts and others having business relations with Parent, Sub and/or Pharmos Ltd. Neither Parent nor Pharmos Ltd. shall merge or consolidate with any other corporation, or acquire any stock of, or, except in the ordinary course of business, acquire any assets or property of any other business entity whatsoever.

6.5          No Default. Neither Parent nor Pharmos Ltd. shall do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment or obligation of Parent or Pharmos Ltd.

6.6          Compliance with Laws. Each of Parent and Pharmos Ltd. shall duly comply in all material respects with all laws, regulations and orders applicable with respect to its business.

6.7          Advice of Change. Parent shall promptly advise Target in writing of any development or change in circumstance (including any litigation to which it may become a party or of which it may gain Knowledge) that does or could reasonably be expected to (i) call into question the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) adversely affect the ability of the parties to consummate the transactions contemplated hereby, or (iii) have any material adverse effect on the business or financial condition of Parent and/or Pharmos Ltd.

6.8          Consents of Third Parties. Parent shall use all commercially reasonable efforts to secure, before the Closing Date, the consent, in form and substance satisfactory to Target and Target’s counsel, to the consummation of the transactions contemplated by this Agreement, by each party to any material contract, commitment or obligation of Parent or Pharmos Ltd., in each case under which such consent is required.

6.9          Satisfaction of Conditions Precedent. Parent and Sub each shall use all commercially reasonable efforts to cause the satisfaction of the conditions precedent applicable to it contained in Section 7 hereof.

6.10        Carry on in Regular Course. Parent and Sub each shall, and Parent shall cause Pharmos Ltd. to, use its best efforts to carry on its business in the usual and ordinary course and to preserve its organization and relationships and not to (i) declare or pay any dividends to its stockholders, or repurchase any shares of Parent Stock, (iii) amend its corporate charter or by-laws, (ii) pledge or agree to pledge, any shares of the capital stock of Parent or (iii) increase the size of Parent’s Board of Directors beyond nine (9) members; provided, however, that this Section 6.10 shall not operate as to prevent the entry into or consummation of any of the transactions contemplated in this Agreement or in the agreements constituting exhibits hereto.

6.11        Parent Stockholders Meeting. Promptly after the date of this Agreement, Parent shall take all action as the sole stockholder of Sub to approve this Agreement, the Merger, the Registration Rights Agreement and the Escrow Agreement and the other transactions contemplated hereby and thereby. Additionally, Parent shall promptly call a special meeting of its stockholders to consider and vote upon the approval of this Agreement, the Merger, the Registration Rights Agreement

and the Escrow Agreement and the other transactions contemplated hereby and thereby in accordance with Parent’s Amended and Restated Certificate of Incorporation and By-Laws and applicable Nevada law. Parent shall recommend to its stockholders the approval of this Agreement, the Merger, the Registration Rights Agreement, the Escrow Agreement and the other transactions contemplated hereby and thereby and shall use its best efforts to solicit and obtain the requisite vote of approval. In connection therewith, Parent shall promptly prepare and disseminate preliminary and definitive proxy materials in accordance with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder.

7.            Conditions Precedent to Parent’s and Sub’s Obligations. Notwithstanding the provisions of this Agreement, Parent and Sub shall be obligated to perform the acts contemplated for performance by it under this Agreement or under the agreements constituting exhibits hereto only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived by Parent and Sub:

7.1          Accuracy of Representations and Warranties by Target. The representations and warranties of Target set forth in Section 3 of this Agreement (including any schedules thereto) shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for changes permitted or required by this Agreement.

7.2          Compliance by Target. Target shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing Date.

7.3          Approval by Target Stockholders; Delivery of Certificate of Merger. The stockholders of Target shall have authorized and approved this Agreement and the Merger contemplated hereby as required by applicable law and the Restated Certificate and By-laws of Target, and the holders of at least 95% of the issued and outstanding shares of Target Capital Stock (voting together as a single class on an as-converted basis) shall have voted in favor of or consented to the Merger or shall have otherwise waived or failed to perfect any appraisal rights to which they may otherwise be entitled under Section 262 of the Delaware General Corporation Law. Target shall have duly executed and delivered or caused to be duly executed and delivered the Certificate of Merger.

7.4          No Restraining Order. No restraining order or injunction or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition shall prevent the consummation of the Merger or other transactions contemplated by this Agreement, and no petition or request for any such injunction or other order shall be pending.

7.5          No Material Adverse Change. There shall not have been any material adverse change in the business or assets of Target, it being agreed that a material adverse change shall not include the incurring of cash losses from operations in accordance with the conduct of Target’s business in the ordinary course.

7.6          Officers’ Certificates. Target shall have executed and delivered to Sub at and as of the Closing (i) a certificate, duly executed by Target’s President or any Vice President, in form and substance satisfactory to Parent and Parent’s counsel, certifying that each of the conditions specified in this Section 7 applicable to it have been satisfied and (ii) an incumbency certificate in form and substance satisfactory to Parent and Parent’s counsel.

7.7          Opinion of Target’s Counsel. Target shall have delivered to Sub an opinion of Drinker Biddle & Reath, LLP, counsel to Target, dated the Closing Date, in form and substance reasonably satisfactory to Parent and its counsel.

7.8          Exercise/Conversion of Stock Options, Warrants and Other Rights. Each outstanding stock option, warrant, and other right to acquire the capital stock of Target shall have been exercised, waived, released and/or terminated, and Target’s stock option plan shall have been terminated as of the Closing Date and shall be of no further force or effect.

7.9          Liabilities of Target. After payment of the Cash Consideration to or on behalf  of Target and the use of the proceeds thereof as set forth in Section 1.2(d) hereof, the remaining liabilities of Target as of the Closing Date, as determined in accordance with GAAP applied on a basis consistent with the preparation of the 2005 Audited Financial Statements, shall not exceed $100,000, provided that such liabilities do not include any expenses associated with the transactions contemplated by this Agreement and that such liabilities were incurred in the ordinary course of business. Notwithstanding the foregoing, any accrued vacation pay of Target outstanding at the Closing will not be deemed to be a remaining liability of Target and instead will paid for out of the Cash Consideration or cancelled.

7.10        Consents. All consents required to be secured by Target pursuant to Section 5.12 shall have been secured on or prior to the Closing Date.

7.11        Employment Agreements. All of the employment and consulting agreements to which Target is a party or to or by which Target is bound shall have been terminated upon terms and conditions acceptable to Parent, and participants in the ABP will have executed and delivered a general release in form and substance reasonably acceptable to Parent.

7.12        Distribution of Parent Stock. Target shall have delivered written instructions for the distribution of the Closing Shares pursuant to Section 1.2(g), other than the Escrow Shares, which will be delivered to the Escrow Agent in accordance with the provisions of the Escrow Agreement.

7.13        Proceedings and Documents Satisfactory. All proceedings in connection with the Merger contemplated by this Agreement and the other transactions contemplated hereby and all certificates and documents delivered to Parent and Sub pursuant to this Section 7 or otherwise reasonably requested by Parent shall be executed and delivered by Target and shall be reasonably satisfactory to Parent and its counsel.

7.14        Private Placement. The issuance of the Parent Stock to the stockholders of Target shall qualify as a private placement under Regulation D of the Securities Act and shall be exempt from registration under the Federal securities laws and all state and other securities laws. Parent and its counsel shall have been provided with completed investment questionnaires from the stockholders of Target and any other information necessary for Parent and counsel reasonably to have concluded that the issuance of the Parent Stock is in full compliance with applicable securities laws.

7.15        Approval by Parent Stockholders. The stockholders of Parent shall have authorized and approved this Agreement, the Merger and the transactions contemplated hereby as required by applicable law and the Amended and Restated Articles of Incorporation and By-laws of Parent.

7.16        Execution and Delivery of Registration Rights Agreement and the Escrow Agreement. The stockholders of Target shall have executed and delivered the Registration Rights

Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), and the Representatives shall have executed and delivered the Escrow Agreement.

7.17        Cancelled Bridge Notes. All of the Bridge Notes shall have been cancelled and delivered to Parent at the Closing, in accordance with the provisions of Section 1.2(f) hereof.

7.18        Standstill Agreement. Each of the Principal Stockholders shall have executed and delivered a Standstill Agreement in the form attached hereto as Exhibit D.

7.19        Cash Consideration. Target shall have delivered a schedule to Parent detailing the disbursement of the Cash Consideration.

8.            Conditions Precedent to Target’s Obligations. Notwithstanding the provisions of this Agreement, Target shall be obligated to perform the acts contemplated for performance by it under this Agreement or under the agreements constituting exhibits hereto only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived by Target:

8.1          Accuracy of Representations and Warranties by Parent and Sub. The representations and warranties of Parent and Sub set forth in Section 4 of this Agreement and in any Schedules to this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for changes permitted or required by this Agreement.

8.2          Compliance by Parent and Sub. Parent and Sub each shall have performed and complied in all material respects with all of the covenants and agreements required to be performed or complied with by it by the Closing Date.

8.3          Approval by Parent Stockholders; Delivery of Certificate of Merger. The stockholders of Parent and Sub shall have authorized and approved this Agreement and the Merger contemplated hereby as required by applicable law and the Certificate of Incorporation and By-laws of Parent and Sub, as applicable, and Sub shall have duly executed and delivered or caused to be duly executed and delivered the Certificate of Merger.

8.4          No Restraining Order. No restraining order or injunction or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition shall prevent the Merger or other transactions contemplated by this Agreement, and no petition or request for any such injunction or other order shall be pending.

8.5          Parent and Sub Certificates. Parent and Sub each shall have delivered to Target (i) a certificate of its President or one of its Vice Presidents dated the Closing Date, in form and substance satisfactory to Target and Target’s counsel, certifying that the conditions set forth in Section 8 applicable to it have been satisfied, and (ii) an incumbency certificate in form and substance satisfactory to Parent and Parent’s counsel.

8.6          Opinions of Parent’s and Sub’s Counsel. Parent and Sub shall have delivered to Target opinions of Eilenberg & Krause LLP and MacDonald Carano Wilson LLP, counsel and special Nevada counsel, respectively, for Parent and Sub, dated the Closing Date, in form and substance reasonably satisfactory to Target and its counsel.

8.7          No Material Adverse Change. There shall not have been any material adverse change in the business or assets of Parent, Sub or Pharmos Ltd., taken as a whole, it being agreed that a material adverse change shall not include the incurrence of cash losses from operations in accordance with the conduct of Parent’s and Pharmos Ltd.’s business in the ordinary course and shall not be deemed to have occurred if Parent is unsuccessful in its current motions to dismiss pending class action and derivative litigations involving Parent and currently described in the Parent Reports.

8.8          Proceedings and Documents Satisfactory. All proceedings in connection with the Merger contemplated by this Agreement and the other transactions contemplated hereby and all certificates and documents delivered to Target pursuant to this Section 8 or otherwise reasonably requested by Target shall be executed and delivered by Parent and Sub and shall be reasonably satisfactory to Target and its counsel.

8.9          Private Placement. The issuance of the Parent Stock to the stockholders of Target shall qualify as a private placement under Regulation D of the Securities Act and shall be exempt from registration under the Federal securities laws and all state and other securities laws.

8.10        Expansion of Parent Board of Directors. Parent shall have expanded the size of its staggered Board of Directors (the “Board”) by two, for a new total of nine members, and shall have received the resignation of one existing member of the Board. The two newly-created Board positions, together with the vacated Board position, will represent the following vacancies: (i) one vacancy with a term commencing as of Closing and expiring at the Parent annual stockholders meeting in 2009, (ii) one vacancy with a term commencing as of Closing and expiring at the Parent annual stockholders meeting in 2008, and (iii) one vacancy with a term commencing as of closing and expiring at the Parent annual stockholders meeting in 2007. Such vacancies will be filled by the Board at the Closing with three designees of Target, subject to approval by Parent’s Board, with each of the affiliates of (i) J.P. Morgan Partners, (ii) Venrock Partners and (iii) New Enterprise Associates each initially appointing one such designee, in each case subject to approval of Parent’s Board (it being agreed that Srinivas Akkaraju, Anthony B. Evnin and Charles W. Newhall III are acceptable designees and have been approved by Parent’s Board).

8.11        Payment of Cash Consideration. Parent shall have paid the Cash Consideration to or on behalf of Target as provided in Section 1.2(e).

8.12        Execution and Delivery of Registration Rights Agreement and Escrow Agreement. Parent shall have executed and delivered the Registration Rights Agreement and the Escrow Agreement.

9.	Covenants of the Parties.

9.1          No Solicitation. Unless and until this Agreement shall have been terminated by Parent or Target pursuant to Section 14 hereof and up to and through the Closing, neither Parent nor Target nor any of their respective officers, directors, employees, representatives, subsidiaries or agents (including without limitation their investment bankers, accountants and counsel, collectively, the “Agents”) shall directly or indirectly encourage, solicit, initiate, or participate in any discussions or negotiations with, or provide any information to, any Person (other than the other parties hereto) concerning any offer or proposal for any merger, tender offer, sale, lease as lessor, license as licensor, or other disposition of substantial assets, sale of shares of capital stock or debt securities, or similar transaction involving it (an “Acquisition Proposal”), and shall not enter into any discussion of any business transaction with a third party that would involve any receipt, transmission, or disclosure of its confidential information, except in the ordinary course of business. Each party and any of its Agents shall immediately communicate in writing to the other party the terms of any proposal, discussion, negotiation, or inquiry relating to an Acquisition Proposal (including the identity of the party making such proposal or inquiry) that it receives in respect of any such transaction (which shall mean that any such communication shall be delivered no less promptly than by telecopy within two business days of receipt of any such proposal or inquiry). Notwithstanding the foregoing, Parent and Target each acknowledges that the other party may continue to initiate and continue product in-licensing and out-licensing discussions and negotiations with third parties, but may not enter into any agreement relating to a material licensing transaction without the prior written consent of the other; provided, however, Parent may enter into a product in-licensing agreement without the prior written consent of Target, if (i) the in-licensed product is not competitive with, or will not reduce the value of, dextofisopam, and (ii) the aggregate then-irrevocable payment obligations of Parent under such in-licensing agreement do not exceed $4,000,000 (that is, excluding, without limitation, any potential or contingent up-front, royalty, license maintenance or milestone based payments that would not be due and payable by Parent if it elected at some future date to terminate such in-licensing agreement).

9.2          Further Assurance. Subject to the terms and conditions set forth in this Agreement, each of the parties to this Agreement shall use its best efforts, as promptly as practicable, to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

9.3          Disclosure Statements. From time to time prior to the Effective Date, and in any event immediately prior to the Effective Date, each party shall promptly supplement or amend its disclosure schedules with respect to any matter hereafter arising that, if existing, occurring, or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedules or that is necessary to correct any information in such disclosure schedules that is or has become inaccurate. If any such supplement or amendment discloses a material adverse change, the conditions to consummate the Merger set forth in Sections 7 or 8 shall be deemed not to have been satisfied.

9.4          Satisfaction of Conditions Precedent. Each of the parties to this Agreement shall use its best efforts to cause the satisfaction on or before August 31, 2006 of the conditions precedent contained in Sections 7 and 8 of this Agreement that impose obligations on it or require action on its part or the part of any of its stockholders or affiliates.

9.5          HSR Filing. Parent and Target shall have determined, upon advice of counsel, that no filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). Parent and Target shall furnish to each other such necessary information and reasonable assistance as the other may reasonably require in connection with reaching such determination.

9.6	Post-Closing Covenants.

(a)           The parties agree that following the Closing, Parent will have complete flexibility in determining the appropriate preclinical and clinical development of Target’s current compounds in development. The parties intend that Target’s operations in New Jersey will be merged into Parent’s New Jersey operations. Parent acknowledges that it is its current intention to continue Target’s existing research and development and clinical programs for a period of at least two (2) years following the Closing, subject to ongoing and periodic review by management and the Board and further subject to the budgetary restraints of Parent’s combined business operations following the Merger and the availability of outside financing.

(b)           Parent shall timely (i) notify the Representatives of the commencement of each Phase IIb trial conducted for dextofisopam, (ii) provide the Representatives with the results of each such Phase IIb trial, (iii) provide evidence that the NDA referenced in Section 1.2(i) above has been filed with the FDA, and (iv) provide the Representatives with all such other information (including, without limitation, protocols, clinical development plans, progress reports and chemical stability testing data) as they may reasonably request in connection with any Phase IIb trial for dextofisopam and/or leading up to and including the filing of such NDA, which information shall be subject to the confidentiality obligations set forth in Section 10 below.

(c)           For as long as the affiliates of each of (i) J.P. Morgan Partners, (ii) Venrock Partners and (iii) New Enterprise Associates hold at least 50% of the Closing Shares issued to them and their affiliates (including any Escrow Shares allocable to it not previously forfeited to Parent in accordance with the terms of the Escrow Agreement), then (A) its designee for Parent’s Board shall remain on the Board for the duration of his initial term, (B) each designated director shall be replaced during the initial term or any renewal term only by another individual designated by such Indemnifying Stockholder, subject to the approval of Parent’s Board, and (C) in connection with the pending expiration of the term of any such director, the Governance and Nominating Committee of Parent’s Board shall consider, in connection with the deliberations in accordance with its Charter, the re-nomination of such director to the Parent Board.

10.          Confidential Information; No Publicity. Any and all non-public information disclosed by Parent to Target or by Target to Parent as a result of the negotiations leading to the execution of this Agreement, or in furtherance hereof, shall remain confidential and be subject to the Confidentiality Agreement dated October 28, 2005, as amended on January 27, 2006 (as amended, the “Confidentiality Agreement”) between Parent and Target. If the consummation of the transactions contemplated by this Agreement does not take place for any reason, each of Parent, Sub and Target will return promptly all materials containing non-public information relating to the other side; provided, however, that counsel for each party may retain one copy of all such materials for the sole purpose of future evaluation in connection with any dispute arising under this Agreement or the Confidentiality Agreement or otherwise between the parties.

11.          Securities Laws Matters. Target agrees to cooperate with Parent in qualifying the issue of Parent Stock to the holders of Target Capital Stock under Section 4(2) and/or Regulation D under the Securities Act and in complying with all state and other securities laws in respect thereto, and in connection therewith, to assist in the preparation of any offering materials to be delivered by Parent to the stockholders of Target. Neither Target nor any of its agents is or shall be authorized to act on Parent’s behalf with respect to any aspect of the transactions contemplated by this Agreement or make any solicitations of or representations to any of the stockholders of Target on Parent’s behalf. Neither this Agreement nor any other by Parent shall be deemed an offer with respect to Parent Stock.

12.          No Survival of Representations. Each of the representations and warranties made by the parties hereto shall survive the Closing Date and the Effective Date and consummation of the transactions for a period of eighteen months from the Effective Date (the “Release Date”).

13.          Tax Consequences to the Parties. Parent, Sub and Target each understand and agree that no party is making any representation or warranty to the other as to the tax consequences of this Agreement and the events and actions contemplated hereby. Nonetheless, the parties agree to report the transactions contemplated hereby on their respective federal income tax returns as a tax-free reorganization under §368(a) of the Code and to take no action inconsistent with such characterization.

14.          Termination; Liabilities Consequent Thereon. This Agreement, the agreements constituting exhibits hereto and (if executed) the Certificate of Merger may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Date (whether before or after approval of the Merger by the stockholders of Parent, Sub or Target ) only as follows:

(a)           by Parent or Sub, upon notice to Target (i) if Target shall be in material breach of its obligations hereunder and shall not have cured such breach within a period of ten (10) days after written notice from Parent or Sub or (ii) if the conditions set forth in Section 7 shall not have been satisfied, or waived by Sub, on or prior to August 31, 2006 or (iii) if there has been a material adverse change in the representations and warranties made by Target herein when taken as a whole or (iv) upon any material adverse change in the business or operations of Target; or

(b)           by Target, upon notice to Parent and Sub, (i) if Parent or Sub shall be in material breach of its obligations hereunder and shall not have cured such breach within a period of ten (10) days after receipt of written notice from Target or (ii) if the conditions set forth in Section 8 shall not have been satisfied, or waived by Target, on or prior to August 31, 2006 or (iii) if there has been a material adverse change in the representations and warranties made by Parent or Sub herein when taken as a whole or (iv) upon any material adverse change in the business or operations of Parent, Pharmos Ltd. or Sub; or

(c)	at any time by mutual agreement of Parent and Target.

If (i) Target chooses to terminate this Agreement other than pursuant to Section 14(b) or (c), or (ii) Parent chooses to terminate this Agreement pursuant to Section 14(a)(i) in connection with a breach by Target (or its Agents) of its obligations under Section 9.1, Target shall immediately pay to Parent a breakup fee of $1,500,000 in cash, in addition to Parent’s remedies for wrongful termination. If (i) Parent chooses to terminate this Agreement other than pursuant to Section 14(a) or (c) or (ii) Target chooses to terminate this Agreement pursuant to Section 14(b)(i) in connection with a breach by Parent (or its Agents) of its obligations under Section 9.1, Parent shall immediately pay to Target a breakup fee of $1,500,000 in cash, in addition to Target’s remedies for wrongful termination. If either Parent or Target terminates this Agreement for reasons other than its unwillingness, inability, or failure to fulfill its obligations hereunder, it shall have the right to recover damages sustained by it as a result of any breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement or fraud or willful misrepresentation; provided, however, that such terminating party is not in breach of any representation, warranty, covenant or agreement contained in this Agreement under circumstances which would have permitted the other party to terminate this Agreement under Section 14(a) or (b).

The parties acknowledge and agree that if Parent stockholder approval of this Agreement and the Merger, and the transactions contemplated hereby in accordance with the provisions of Section 6.11 is not obtained, Parent shall not be obligated to pay to Target the breakup fee hereunder unless Target is otherwise entitled to such payment under the immediately preceding paragraph.

15.	Indemnification.
	15.1	By the Indemnifying Stockholders.

(a)           Subject to the limitations set forth in this Section 15, from and after the Closing Date, each of the stockholders of Target receiving Closing Shares (each, an “Indemnifying Stockholder” and, collectively, the “Indemnifying Stockholders”), severally and not jointly, shall indemnify and hold Parent and the Surviving Corporation and their respective directors, officers, employees, shareholders, agents, attorneys, successors, assigns and affiliates (collectively, the “Parent Indemnified Parties”) harmless from and with respect to any and all claims, judgments, proceedings, actions, suits, investigations, liabilities, losses, reasonable costs (including the reasonable fees and disbursements of attorneys), expenses and damages, including without limitation under federal or state securities laws, but excluding any incidental, consequential or punitive damages (collectively, “Damages”), related to or arising out of (i) any material failure or breach of any representation or warranty of Target, or (ii) any material failure to perform any covenant, obligation, undertaking or agreement of Target contained in this Agreement (including any Schedules hereto) or in the agreements constituting exhibits hereto.

(b)           The parties hereto agree and acknowledge that the Escrow Shares shall be the sole and exclusive source of recovery by the Parent Indemnified Parties and shall limit any other remedies available to the Parent Indemnified Parties hereunder or under any applicable law for the payment of or in respect of any claims arising hereunder, except that no such limitation shall apply in the event of fraud by Target, or any Indemnifying Stockholder. For the purposes of payment in respect of any Damages incurred by the Parent Indemnified Parties pursuant to this Section 15.1, the value of each Escrow Share shall be determined based upon the average of the closing price of Parent Stock for the fifteen consecutive trading days ending one business day prior to the date of assertion of a claim for Damages. The number of Escrow Shares available to satisfy the Indemnifying Stockholders’ obligations hereunder shall be successively reduced (with such shares to be released from escrow and distributed to the Indemnifying Stockholders pursuant to the instructions set forth in the Escrow Agreement) by one-third of the original number of Escrow Shares on each of the dates that are six months and one year after the Effective Date and eliminated on the Release Date, provided that, if a claim or claims for indemnification previously have been asserted by the Parent Indemnified Parties hereunder and the amount of such claim or claims is less than the value of the Escrow Shares to be released on such date, then only such shares with a value in excess of outstanding claims shall be released on such date, all in accordance with the provisions of the Escrow Agreement and Section 15.4(b) hereof.

(c)           The Indemnifying Stockholders shall have no liability for indemnification hereunder unless and until the aggregate Damages of the Parent Indemnified Parties exceed Two Hundred Fifty Thousand Dollars ($250,000) (the “Threshold Amount”), in which event the Indemnifying Stockholders shall indemnify the Parent Indemnified Parties for the full amount of Damages exceeding the Threshold Amount, but not for any Damages up to the Threshold Amount. The limitations provided in the previous sentence shall not apply in case of fraud.

(d)           The adoption of this Agreement and the approval of the Merger by Target shall constitute approval by its stockholders of all of the arrangements relating hereto and thereto, including without limitation, (i) the appointment of the Representatives (as defined in Section 16 hereof), and (ii) the authority of the Representatives to defend and/or settle any claims for which the stockholders of Target may be required to indemnify the Parent Indemnified Parties pursuant to this Section 15. All decisions and actions by the Representatives shall be binding upon all stockholders of Target and no such stockholders shall have the right to object, dissent, protest or otherwise contest the same.

15.2	By Parent.

(a)           Subject to the limitations in this Section 15, from and after the Closing Date, Parent shall indemnify and hold the stockholders of Target (collectively, the “Target Indemnified Stockholders”) harmless from and with respect to any and all Damages related to or arising out of (i) any material failure or breach of any representation or warranty of Parent or Sub, or (ii) any material failure to perform any covenant, obligation, undertaking or agreement of Parent or Sub contained in this Agreement (including any Schedules hereto) or in the agreements constituting exhibits hereto.

(b)           Parent shall have no liability for indemnification hereunder unless and until the aggregate Damages of the Target Indemnified Parties exceed the Threshold Amount, in which event Parent shall indemnify the Target Indemnified Stockholders for the full amount of Damages exceeding the Threshold Amount, but not for any Damages up to the Threshold Amount. The maximum amount of Damages payable by Parent to the Target Indemnified Parties, other than in the event of fraud, shall equal the aggregate value of the Escrow Shares then held in escrow when the claim is asserted (assuming, for this purpose only, that no claim for Damages had been asserted by the Parent Indemnified Parties that would have resulted in certain of the Escrow Shares not having been released to the Indemnifying Stockholders), based upon the Average Trading Price of Parent Stock for the fifteen consecutive trading days ending one business day prior to the Effective Date. The parties hereto agree and acknowledge that the foregoing payment of Damages by Parent shall be the sole and exclusive source of recovery by the Target Indemnified Parties and shall limit any other remedies available to the Target Indemnified Parties hereunder or under any applicable law for the payment of or in respect of any claims arising hereunder, except that no such limitation with respect to any Parent shall apply in the event of fraud by Parent.

15.3        Of Target’s Officers and Directors. From and after the Effective Date, the Parent and the Surviving Corporation each shall indemnify, defend and hold harmless all of the current officers and directors of Target (the “Target Indemnified Parties”, who are referred to hereinafter collectively with the Parent Indemnified Parties and the Target Indemnified Stockholders as the “Indemnified Parties”) against any Damages (including, without limitation, any Damages relating to this Agreement or the transactions contemplated hereby), but only to the extent based or arising in whole or in part on or out of the fact that such of the Target Indemnified Parties is or was an officer or director of Target, whether pertaining to any matter existing or occurring at or prior to the Effective Date, and whether asserted or claimed prior to, at, or after the Effective Date; provided, however, that notwithstanding any other provision hereof, the Target Indemnified Parties shall under no circumstances be entitled to indemnification in respect of any claims, actions or Damages relating to any matter or Damages in connection with or in respect of which the Parent Indemnified Parties are entitled to indemnification pursuant to Section 15.1 hereof.

15.4	Method of Asserting Claims; Payment; Offset.

(a)           All claims for indemnification by any Indemnified Parties pursuant to this Section 15 shall be made in accordance with the provisions of this Agreement and the Escrow Agreement.

(b)           The indemnification obligations of the Indemnifying Parties (as defined below) shall survive through the Release Date except for claims based upon fraud and claims for Damages for which an Indemnified Party delivered a notice to the Indemnifying Party prior to the Release Date, which may be prosecuted until its conclusion, which may be after the Release Date.

(c)           Notice. An Indemnified Party shall give prompt written notification to the Representatives (on behalf of the Indemnifying Stockholders) or Parent (on its own behalf and on behalf of the Surviving Corporation), as applicable (each an “Indemnifying Party”), of the actual or threatened commencement of any action, suit or proceeding (and the facts constituting the basis therefor) or any other basis for which indemnification pursuant to this Section 15 may be sought (an “Indemnification Notice”). Such Indemnification Notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. No delay on the part of an Indemnified Party in giving an Indemnifying Party an Indemnification Notice will relieve the Indemnifying Party from any of its obligations unless and only to the extent that the Indemnifying Party is materially prejudiced by the delay, or unless the Indemnification Notice is not delivered to the Indemnifying Party on or prior to the Release Date.

(d)           Defense of Claims. Within thirty (30) days after delivery of an Indemnification Notice indicating any action, suit or proceeding brought by a third party against the Indemnified Party that is based upon, or includes assertions relating to, any item listed in Sections

15.1(a), 15.2(a) or 15.3 (each, a “Third Party Claim”), the Indemnifying Party may, upon written notice thereof to the applicable Indemnified Parties, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the applicable Indemnified Parties. If the Indemnifying Party does not assume control of such defense, then the applicable Indemnified Parties shall control such defense with the costs and expenses incurred by the Indemnified Parties in connection with such defense, including reasonably attorneys’ fees, other professionals’ fees and court or arbitration costs, to be included in the Damages for which the Indemnified Parties may seek indemnification under this Section 15 whether or not such Third Party Claim is successful. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the counsel selected by the Indemnifying Party concludes that such counsel has a conflict of interest due to the existence of conflicting or different defenses available to the Indemnifying Parties and the Indemnified Parties with respect to such Third Party Claim, then the reasonable fees and expenses of one firm of separate counsel for all of the applicable Indemnified Parties shall be paid by the Indemnifying Party. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof (including the provision of copies of all pleadings, motions and communications) and shall consider in good faith recommendations made by the other party with respect thereto. The applicable Indemnified Parties shall not agree to any settlement of a Third Party Claim without the prior written consent of the Indemnifying Parties, which consent shall not be unreasonably withheld or delayed. The Indemnifying Parties shall not agree to any settlement of a Third Party Claim without the prior written consent of the applicable Indemnified Parties, which consent shall not be unreasonably withheld or delayed.

(e)           Resolution of Claims. Any Indemnification Notice received by an Indemnifying Party under this Section 15.4 will be resolved as follows:

(i)          Uncontested Claims. If within thirty (30) days after receipt of an Indemnification Notice by the Indemnifying Party, the Indemnifying Party has not provided the Indemnified Party with a written notice contesting all or a portion of such Indemnification Notice, the claim will be deemed an “Uncontested Claim.” The Indemnifying Party will be conclusively deemed to have consented to the recovery by the Indemnified Party of the full amount of Damages specified in the Indemnification Notice for an Uncontested Claim. In addition, the Indemnifying Party shall also be deemed to have stipulated to the entry of a final judgment for Damages against it for such amount in a federal or state court located in the County of New York, State of New York.

(ii)         Contested Claims. If within thirty (30) days after receipt of an Indemnification Notice by an Indemnifying Party, the Indemnifying Party gives the Indemnified Party written notice contesting all or any portion of such Indemnification, the claim will be deemed a “Contested Claim.” Contested Claims will be resolved by either (i) a written settlement agreement executed by the Indemnifying Party and the Indemnified Party or (ii) in the absence of such a written settlement agreement, by a final, non-appealable judgment by a federal or state court of competent jurisdiction located in the State of New York.

(iii)       Settled Claims. The terms of the written settlement agreement executed by an Indemnifying Party and an Indemnified Party will govern the resolution of any Contested Claim settled under such agreement (a “Settled Claim”).

(f)           Payment. Any Damages for which the Indemnifying Stockholders shall be liable to the Parent Indemnified Parties (other than for fraud) shall be paid in Escrow Shares with such shares to be valued in accordance with the provisions of Section 15.1(b). Any Damages for which the Parent or Sub shall be liable to the Target Indemnified Stockholders shall be payable in shares of Parent

Stock or cash, at the election of Parent in its sole discretion, with the value of each share of Parent Stock issued in connection herewith to be determined based upon the average of the closing price of Parent Stock for the fifteen consecutive trading days ending one business day prior to the Effective Date. Any Damages for which the Parent or the Surviving Corporation shall be liable to the Target Indemnified Parties shall be paid in cash by Parent. Any payment by Parent of cash or Parent Stock in satisfaction of Damages hereunder shall be made within 15 days of the date that the amount of such Damages is finally determined hereunder.

(g)           Insurance; Taxes. Damages in respect of which an Indemnifying Party is required to indemnify an Indemnified Party hereunder shall be reduced by an amount equal to insurance proceeds paid to or tax benefit realized by the Indemnified Party.

(h)           Knowledge. Notwithstanding anything herein to the contrary, no Indemnified Party shall be entitled to indemnity under this Section 15 with respect to, and no Indemnifying Party shall be liable for, any Damages sustained as a result of any matter of which the Indemnified Party had Knowledge at or prior to the Closing.

(i)            Survival. The provisions of this Article 15 shall survive any termination of this Agreement and shall inure to the benefit of, and be enforceable by, any heirs, successors, assigns or representatives of any of the Indemnified Parties.

16.	Appointment of Representatives.

(a)           Target (and the stockholders of Target by approval of this Agreement and the transactions contemplated hereby) hereby appoints Srinivas Akkaraju, Anthony B. Evnin, Charles W. Newhall III, Robert F. Johnston and Jeff Calcagno (collectively, the “Representatives” and each, a “Representative”) to represent the stockholders of Target after the Closing Date for the purposes specified in this Agreement (including acting as a purchaser representative under Regulation D of the Securities Act, if necessary) and executing on behalf of such stockholders the Escrow Agreement and the Registration Rights Agreement.

(b)           Additional Powers and Authority. After the Closing, in addition to the matters set forth in Section 16(a) above, the Representatives will have authority and power to act on behalf of the stockholders of Target with respect to the disposition, settlement or other handling of the Escrow Shares and any disputes, claims or other proceedings arising following the Closing and the execution and delivery of any certificates, certifications, representation letters, or other documents required to be delivered by Target or the stockholders of Target pursuant to the terms of this Agreement, including, without limitation, the Escrow Agreement and the Registration Rights Agreement.

(c)           Authority and Reliance by Parent. Target’s stockholders will be bound by all actions taken and documents executed by the Representatives in their capacity as such hereunder and under the Escrow Agreement, and Parent will be entitled to rely on any action or decision of the Representatives. All actions and decisions of the Representatives in their capacities as such shall require the approval of a majority of the Representatives.

(d)           Limitation of Liability and Indemnification. In performing the functions specified in this Agreement, the Representatives will not be liable to Target’s stockholders, Parent or Sub in the absence of willful misconduct on the part of the Representatives. Target’s stockholders will severally indemnify the Representatives and hold them harmless against any loss, claim or liability (including defense costs) incurred without willful misconduct on the part of the Representatives and arising out of or in connection with the acceptance or administration of their duties hereunder.

(e)           Compensation and Reimbursement. The Representatives will not be entitled to receive any compensation from Parent, Sub, Target or Target’s stockholders in connection with this Agreement. Any out-of-pocket costs and expenses reasonably incurred by the Representatives in connection with actions taken by the Representatives under the terms of this Agreement (including the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Target’s stockholders (on a pro rata basis based on the number of shares of Parent Stock received by each of them pursuant to this Agreement) to the Representatives.

(f)           Replacement. If any individual serving as a Representative dies, becomes unable to perform the responsibilities hereunder or resigns, a substitute representative will be appointed by the former stockholders of Target representing a majority of the consideration received by such stockholders pursuant to Sections 1.2(f), 1.2(g) and 1.2(h). A Representative may resign as a Representative hereunder, effective upon a new Representative being appointed in writing. The new Representative will provide notice to the Parent of the occurrence of such event.

(g)           Binding Nature of Election. The provisions of this Section 16 are independent and severable, will constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by each stockholder of Target to the Representatives and will be binding upon the executors, heirs, legal representatives and successors of each stockholder of Target.

17.          Expenses. All expenses incurred by Target or any stockholder of Target in connection with the preparation and execution of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby, including any expenses of finders, brokers, attorneys or the like, shall be borne by Target or the stockholders of Target, as the case may be. All expenses incurred by Parent and Sub shall be borne by Parent.

18.          Certain Definitions. As used herein the following terms not otherwise defined shall have the following respective meanings:

“Average Trading Price” shall mean an amount equal to the average of the closing price of the Parent Stock as quoted on the Nasdaq Capital Market for the fifteen (15) trading days immediately preceding (i) the Effective Date in the case of the Closing Shares and (ii) the satisfaction of the applicable Milestone in the case of the Milestone Shares.

“Indebtedness”: (a) All indebtedness for borrowed money or other obligations, commitments or liabilities, whether current or long-term, contingent or matured, secured or unsecured, (b) all indebtedness of the deferred purchase price of property or services represented by a note or security agreement, (c) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part to the purchase price of property subject to such mortgage or lien, (e) all obligations under leases that have been or must be, in accordance with GAAP, recorded as capital leases in respect of which Target is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit, and (g) all indebtedness of Target, the stockholders of Target or any other Person that is guaranteed by Target or that Target has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which Target has otherwise assured a creditor against loss.

“Intellectual Property”: all patents, patent applications, supplemental protection certificates, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing, copyrights and copyrightable works, registrations, applications and renewals for any of the foregoing and proprietary computer software, including but not limited to data, data bases and documentation

“Person”: any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

“Principal Stockholders”: Affiliates of J.P. Morgan Partners, New Enterprise Associates and Venrock Associates who hold shares of Target Capital Stock as of the date hereof as reflected on Schedule 3.5(a).

“Securities Act”: shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Target Capital Stock”: shall mean, collectively, shares of Target’s (i) common stock, $0.001 par value per share, (ii) Series A Convertible Preferred Stock, par value $0.001 per share, (iii) Series B Convertible Preferred Stock, par value $0.001 per share, (iii) Series C Redeemable Convertible Preferred Stock, par value $0.001 per share, and (iv) Series D Redeemable Convertible Preferred Stock, par value $0.001 per share.

“Tax”: any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

“Tax Return”: any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

19.	Miscellaneous Provisions.

19.1        Amendments. This Agreement may be amended prior to Closing only by written instrument stating that it is an amendment of this Agreement executed by Parent, Sub and Target and approved by the Boards of Directors of Parent, Sub and Target (i) in any manner and at any time prior to the first to occur of (A) submission for approval of this Agreement to the stockholders of Target and (B) submission for approval of this Agreement to the stockholders of Parent, and (ii) after the earliest such submission for approval, to extend the Closing Date and termination date referred to in Section 14 or to make other amendments which, in the opinion of the respective counsel for Parent and Target, do not substantially alter the terms hereof. This Agreement may be amended after the Closing only by written instrument executed by Parent and the Representatives.

19.2        Notices and Representatives. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of

(A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. Any party and any representative designated below may, by notice to the others, change its address for receiving such notices. Prior to the Closing Date, Target agrees to forward any notices addressed to any of the stockholders of Target to such stockholder(s) at the address of record reflected in the books and records of Target.

Address for notices to Parent or Sub:

Pharmos Corporation

99 Wood Avenue South, Suite 311

Iselin, New Jersey 08830

Attn: Chief Executive Officer

Fax:	(732) 452-9557

Phone: (732) 452-9556

with a copy (which shall not constitute notice) to:

Adam Eilenberg, Esq.

Eilenberg & Krause LLP

11 East 44th Street

New York, New York 10017

Fax:	(212) 986-2399

Phone: (212) 986-9700

Address for notices to Target:

Vela Pharmaceuticals Inc.
820 Bear Tavern Road, Suite 300
Ewing, New Jersey 08628

Attention: Chief Executive Officer

Fax:	(609) 771-8661
Phone: (609) 771-8660

with a copy (which shall not constitute notice) to:

John E. Stoddard III

Drinker Biddle & Reath LLP

105 College Road East, Suite 300

Princeton, New Jersey 08542

Fax:	(609) 799-7000

Phone: (609) 716-6500

Addresses for notices to the Representatives:

Srinivas Akkaraju
c/o J.P. Morgan Partners

50 California Street, 29th Floor

San Francisco, CA 94111

Fax:	(415) 591-1205

Phone:	(415) 591-1200

Anthony B. Evnin
c/o Venrock Associates

30 Rockefeller Plaza, Room 5508

New York, NY 10112

Fax:	(212) 649-5788
Phone:	(212) 649-5791

Charles W. Newhall III
c/o New Enterprise Associates

1119 St. Paul Street

Baltimore, MD 21202

Fax:	(410) 752-7721
Phone:	(410) 244-0115

Robert F. Johnston

181 Cherry Valley Road

Princeton, NJ 08540

Fax:	(609) 924-
Phone:	(609) 924-3131

Jeff Calcagno

c/o Vela Pharmaceuticals Inc.

820 Bear Tavern Road, Suite 300

Ewing, NJ 08628

Fax:	(609) 771-8661

Phone: (609) 771-8660

with a copy (which shall not constitute notice) to:

John E. Stoddard III

Drinker Biddle & Reath LLP

105 College Road East, Suite 300

Princeton, New Jersey 08542

Fax:	(609) 799-7000

Phone: (609) 716-6500

19.3        Assignment and Benefits of Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, but may not be assigned without the written consent of the other parties to this Agreement. Except as aforesaid, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto (and the Representatives after the Closing Date) any rights under or by reason of this Agreement. In the event that Parent shall sell substantially all of its assets or capital stock or merge, reorganize or consolidate with or into any other corporation (or engage in any other similar transaction), then appropriate provision shall be made with respect to Parent’s obligation to issue the Milestone Shares.

19.4        Governing Law. This Agreement shall be construed and enforced in accordance with, and rights of the parties shall be governed by, the internal laws of the State of New York (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction).

19.5        Submission to Jurisdiction; Waivers. PARENT, SUB, TARGET AND THE STOCKHOLDERS OF TARGET (BY APPROVAL OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY), FOR ITSELF AND ON BEHALF OF ITS SUCCESSORS, ASSIGNS AND TRANSFEREES, HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)          SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii)         CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)        AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, AT ITS ADDRESS AS PROVIDED IN SECTION 19.2 HEREOF OR AT SUCH OTHER ADDRESS AS IT SHALL HAVE NOTIFIED EACH OF THE OTHER PARTIES HERETO IN THE MANNER PROVIDED IN SECTION 19.2 HEREOF;

(iv)        AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND

(v)         WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

19.6        Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

19.7        Section Headings. The headings of sections or subsections are for reference only and shall not limit or control the meaning thereof.

19.8        Public Statements or Releases. The parties hereto each agree that no party to this Agreement shall make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, the transactions provided for herein, without first obtaining the consent of the other party hereto. Nothing contained in this Section 19.8 shall prevent any party from making such public announcements as such party may consider necessary in order to satisfy such party’s legal or contractual obligations.

[ Remainder of Page Intentionally Left Blank ]

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date and year first above written.

PARENT:

PHARMOS CORPORATION

By:/s/ Haim Aviv
Name:	Haim Aviv
Title:	Chairman and CEO

SUB:

VELA ACQUISITION CORPORATION

By:/s/ Haim Aviv
Name:	Haim Aviv
Title:	Chairman and CEO

TARGET:

VELA PHARMACEUTICALS INC.

By:/s/ Jeff Calcagno M.D.
Name:	Jeff Calcagno, M.D.
Title:	Chief Business Officer and
Chief Financial Officer

Exhibit A to Merger Agreement

CERTIFICATE OF MERGER

OF

VELA PHARMACEUTICALS INC.

(a Delaware corporation)

INTO

VELA ACQUISITION CORPORATION

(a Delaware corporation)

Pursuant to Section 251 of the General Corporation Law of the State of Delaware

Vela Acquisition Corporation, a Delaware corporation (“Sub”), does hereby certify as follows:

FIRST: Each of the constituent corporations, Sub and Vela Pharmaceuticals Inc., a Delaware corporation (“Target”), is a corporation duly organized and existing under the laws of the State of Delaware.

SECOND: An Agreement and Plan of Merger dated March 14, 2006 (the “Merger Agreement”) among Pharmos Corporation, a Nevada corporation, Sub and Target, setting forth the terms and conditions of the merger of Target with and into Sub (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is Vela Acquisition Corporation (the “Surviving Corporation”)

FOURTH: That the Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of Vela Acquisition Corporation as on file with the Delaware Secretary of State immediately prior to the effective time of the Merger.

FIFTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address: 99 Wood Avenue South, Suite 311, Iselin, New Jersey 08830.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation upon request and without cost to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Vela Acquisition Corporation has caused this Certificate to be executed by its President and attested by its Secretary this [____] day of [______], 2006.

VELA ACQUISITION CORPORATION a Delaware corporation By: —————————————— Name: Title: President

ATTEST: —————————————— Name: Secretary

2

Exhibit B

[ESCROW AGREEMENT]

Exhibit B to Merger Agreement

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated as of [_______], 2006 (the “Closing Date”) by and among Pharmos Corporation, a Nevada corporation (“Parent”), Vela Acquisition Corporation, a Delaware corporation (“Sub”), Srinivas Akkaraju, Anthony B. Evnin, Charles W. Newhall III, Robert F. Johnston and Jeff Calcagno as representatives (collectively, the “Representatives”) of the former stockholders of Vela Pharmaceuticals, Inc. (the “Company”), [______], [_____] and [_____] (collectively, the “Indemnifying Stockholders”) and [___________], as escrow agent (the “Escrow Agent”).

WITNESSETH:

WHEREAS, Parent, Sub, and the Company are parties to that certain Agreement and Plan of Merger dated as of March 14, 2006 (the “Merger Agreement”) pursuant to which the Company’s former stockholders have received or shall receive shares of common stock, par value $0.03 per share, of Parent (“Parent Stock”);

WHEREAS, in connection with the closing on the date hereof of the transactions contemplated by the Merger Agreement (the “Closing”), Parent has deposited an aggregate of 1,725,000 shares of Parent Stock (the “Escrow Shares”) into escrow with Escrow Agent, to be held by Escrow Agent pursuant to the terms and conditions set forth in this Escrow Agreement and the Merger Agreement pending the occurrence of certain events set forth herein and therein;

WHEREAS, the Escrow Shares are being held to secure claims by Parent Indemnified Parties for Damages under Section 15 of the Merger Agreement;

WHEREAS, the Representatives have been appointed and are authorized to act on behalf of the Company’s former stockholders pursuant to Section 16 of the Merger Agreement; and

WHEREAS, Escrow Agent is willing to serve in such capacity on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the aforesaid premises and the mutual covenants and conditions hereinafter set forth, the parties hereby agree as follows:

1.     Definitions. Unless otherwise defined herein, each capitalized term used in this Agreement shall have the meaning ascribed to such term in the Merger Agreement.

2.     Appointment of Escrow Agent. Each of Parent, Sub, the Indemnifying Stockholders and the Representatives hereby appoints and designates the Escrow Agent as the Escrow Agent for the purposes and upon the terms set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as the Escrow Agent hereunder for the purposes and upon the terms set forth herein.

3.     Parent to Act on behalf of Affiliates. After the Closing, each of the parties hereto agree that the Parent shall have authority to settle all claims under this Agreement or the Merger Agreement on behalf of the Sub, or any of the affiliates of Parent or Sub. Unless the context otherwise requires, any references to Parent contained herein shall be deemed to be references to Parent and Sub, and each of their affiliates.

4.	Deposit of Escrowed Shares.

(a)         Escrow Fund. Parent has deposited with the Escrow Agent three stock certificates, each evidencing 575,000 shares of Parent Stock (an aggregate of 1,725,000 Escrow Shares), issued in the name of Escrow Agent or its nominee for the benefit of the Indemnifying Stockholders in accordance with their pro rata interests set forth on Exhibit A. The Escrow Shares shall constitute an escrow fund (the “Escrow Fund”) with respect to claims for Damages by the Parent Indemnified Parties under the Merger Agreement. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Indemnifying Stockholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Shares in an escrow account (the “Escrow Account”), subject to the terms and conditions of this Agreement.

(b)        Voting of Escrow Shares. Each Indemnifying Stockholder shall have the right, in its sole discretion, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of written instructions from an Indemnifying Stockholder, the Escrow Agent shall not vote any of the Escrow Shares held for such Indemnifying Stockholder.

(c)         Dividends, Etc. Parent and each of the Representatives agree among themselves, for the benefit of Parent and the Escrow Agent, that any securities or other property distributable in respect of or in exchange for any Escrow Shares as a result of a stock split or recapitalization shall not be distributed to the Indemnifying Stockholders, but rather shall be distributed to and held by the Escrow Agent in the Escrow Account. Ordinary cash dividends and dividends payable in shares of Parent Stock will be paid by Parent directly to the Indemnifying Stockholders in accordance with their pro rata interest in the Escrow Shares and not to the Escrow Agent. Unless and until the Escrow Agent shall actually receive such additional securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow Account to any person or entity (“Person”) pursuant to this Agreement, any securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

(d)        Transferability. The interest of the Indemnifying Stockholders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Parent, and no such assignment or transfer shall be valid until such notice is given.

5.     Release Dates. Subject to Section 6 of this Agreement, (i) one-third of the Escrow Shares (the “First Shares”) shall be released to the Indemnifying Stockholders on the date which is six months after the Closing Date (the “Initial Release Date”), (ii) an additional one-third of the Escrow Shares (the “Second Shares”) shall be released to the Indemnifying Stockholders on the date which is twelve months after the Closing Date (the “Second Release Date”) and (iii) the remaining one-third of the Escrow Shares (the “Final Shares”) shall be released to the Indemnifying Stockholders on the date which is eighteen months after the Closing Date (the “Final Release Date” and, collectively with the First Release Date and the Second Release Date, the “Release Dates” and each singly a “Release Date”).

6.     Administration of Escrow Account. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

(a)         If, as of the Initial Release Date, the Escrow Agent has not received any Claim Notices (as hereinafter defined) pertaining to the Escrow Shares (or has received Claim Notices in aggregate amount less than the value of the First Shares as of the Initial Release Date), then the First Shares (or such portion thereof representing the excess of the value of the First Shares as of the Initial Release Date, over the aggregate amount of such Claim Notices) shall promptly (and in any event no later than 10 business days thereafter) be released and delivered to the Indemnifying Stockholders, in accordance with each Indemnifying Stockholder’s pro rata interest as set forth on Exhibit A.

(b)         If, as of the Second Release Date, the Escrow Agent has not received any Claim Notices pertaining to the Escrow Shares then held in escrow (or has received Claim Notices in aggregate amount less than the value of the Second Shares as of the Second Release Date), then the Second Shares (or such portion thereof representing the excess of the value of the Second Shares as of the Second Release Date, over the amount of such Claim Notices) shall promptly (and in any event no later than 10 business days thereafter) be released and delivered to the Indemnifying Stockholders, in accordance with each Indemnifying Stockholder’s pro rata interest as set forth on ExhibitA.

(c)         If, as of the Final Release Date, the Escrow Agent has not received any Claim Notices pertaining to the Escrow Shares then held in escrow (or has received Claim Notices in aggregate amount less than the value of the Final Shares as of the Final Release Date), then the Final Shares (or such portion thereof representing the excess of the value of the Final Shares as of the Final Release Date, over the amount of such Claim Notices) shall promptly (and in any event no later than 10 business days thereafter) be released and delivered to the Indemnifying Stockholders, in accordance with each Indemnifying Stockholder’s pro rata interest as set forth on ExhibitA.

(d)         If, at any time prior to any of the respective Release Dates, Parent on its own behalf or on behalf of the Parent Indemnified Parties desires to make a claim for Damages against the Escrow Shares, then Parent shall, on or prior to a Release Date, deliver a written claim notice (a “Claim Notice”) to the Representatives and to the Escrow Agent. Such Claim Notice shall (i) state that Parent believes that it is entitled to all or any portion of the Escrow Shares; (ii) contain a brief description of the circumstances supporting such belief; and (iii)

indicating the claimed amount of Damages and the number of Escrow Shares (valued as provided in Section 15.1(b) of the Merger Agreement) necessary to satisfy such indemnification claim (such shares, the “Damage Shares”). If the Representatives do not contest any portion of the claim described in a Claim Notice and all of such claim becomes an Uncontested Claim under Section 15.4(e) (i) of the Merger Agreement, Escrow Agent shall release the Damage Shares to Parent in satisfaction of such Uncontested Claim. If the Representatives contest all or any portion of a claim described in a Claim Notice and all or a portion of such claim becomes a Contested Claim under Section 15.4(e) (ii) of the Merger Agreement, Escrow Agent shall release Damage Shares that are the subject of a Claim Notice only after such Contested Claim has been resolved in accordance with Section 15.4(e) (ii) of the Merger Agreement.

(e)         Anything to the contrary set forth herein notwithstanding, the Escrow Agent shall also release all or a portion of the Escrow Shares if the Escrow Agent receives joint written instructions executed by the Representatives, on the one hand, and Parent, on the other hand, authorizing such release.

(f)          Whenever the Escrow Agent shall release Escrow Shares from the Escrow Account for the account of the Indemnifying Stockholders, Escrow Agent shall instruct the transfer agent for Parent’s Common Stock to cancel such certificate and to divide the shares evidenced thereby in accordance with pro rata interests of the Indemnifying Stockholders as set forth on Exhibit A hereto. Parent will take also such further actions that may be reasonably necessary to authorize the transfer agent to effectuate any such distribution of shares released from the Escrow Account to the Indemnifying Stockholders.

7.     Escrow Agent Compensation. Except as hereinafter provided, the Escrow Agent shall be reimbursed for all actual out-of-pocket expenses incurred in performing the services required hereunder by Parent. The fees of the Escrow Agent and any replacement Escrow Agent shall be paid by Parent.

8.	Limitation of Escrow Agent’s Liability.

(a)         Except for Escrow Agent’s gross negligence or willful misconduct, Escrow Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or any notice or demand given to it or for the form of execution of any such instrument, notice or demand or for the identification, authority or rights of any person executing, depositing or giving the same or for the terms and conditions of any instrument, pursuant to which the parties may act.

(b)        Escrow Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not incur any liability: (i) in acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document reasonably believed by Escrow Agent to be genuine and Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so; or (ii) in otherwise acting or failing to act under this Agreement, except in the case of Escrow Agent’s gross negligence or willful misconduct.

(c)         Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by each of the other parties hereto and a copy thereof has been received by Escrow Agent.

(d)        Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Agreement.

(e)         Subject to Section 7 hereof, Parent, on the one hand, and the Representatives, on the other hand, the parties hereto further agree to equally indemnify Escrow Agent from and against any and all losses, claims, damages or liabilities and expenses, including reasonable attorneys fees which may be asserted against it or to which it may be exposed or may incur by reason of its performance hereunder, except when such performance was grossly or willfully negligent.

9.     Successor Escrow Agent.             In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of the Representatives (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Parent and the Representatives as to the transfer of the Escrow Fund to a successor escrow agent.

10.	Miscellaneous.

(a)         Notice. All notices hereunder shall be given in accordance with the notice provisions of the Merger Agreement. In addition, notices to Escrow Agent shall be addressed to it at:

________________

________________

________________

Attention: __________

In addition, notices to the Representatives shall be addressed to:

Srinivas Akkaraju

c/o J.P. Morgan Partners

50 California Street, 29th Floor

San Francisco, CA 94111

Fax:	(415) 591-1205
Phone:	(415) 591-1200

Anthony B. Evnin
c/o Venrock Associates

30 Rockefeller Plaza, Room 5508

New York, NY 10112

Fax:	(212) 649-5788
Phone:	(212) 649-5791

Charles W. Newhall III
c/o New Enterprise Associates

1119 St. Paul Street

Baltimore, MD 21202

Fax:	(410) 752-7721
Phone:	(410) 244-0115

Robert F. Johnston

181 Cherry Valley Road

Princeton, NJ 08540

Fax:	(609) 924-
Phone:	(609) 924-3131

Jeff Calcagno

c/o Vela Pharmaceuticals Inc.

820 Bear Tavern Road, Suite 300

Ewing, NJ 08628

Fax:	(609) 771-8661

Phone: (609) 771-8660

with a copy (which shall not constitute notice) to:

John E. Stoddard III

Drinker Biddle & Reath LLP

105 College Road East, Suite 300

Princeton, New Jersey 08542

Fax:	(609) 799-7000

Phone: (609) 716-6504

Notices to the Parent shall be addressed to:

Pharmos Corporation

99 Wood Avenue South, Suite 311

Iselin, New Jersey 08830

Attn: Chief Executive Officer

Fax:	(732) 452-9557

Phone: (732) 452-9556

with a copy (which shall not constitute notice) to:

Adam Eilenberg, Esq.

Eilenberg & Krause LLP

11 East 44th Street

New York, New York 10017

Fax:	(212) 986-2399

Phone: (212) 986-9700

(b)         Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. Except as provided in the next sentence, nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their successors and assigns. This Agreement shall inure to the benefit of: the Representatives, the Indemnifying Stockholders, Parent, Escrow Agent and their respective successors and assigns, if any, of the foregoing.

(c)         Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf Parent, Sub, Escrow Agent, the Representatives and the Indemnifying Stockholders.

(d)        Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

(e)         Tax Reporting Information and Certification of Tax Identification Numbers.

(i)          The parties hereto agree that, for tax reporting purposes, all dividends on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Indemnifying Stockholders in accordance with their respective pro rata interest set forth in Exhibit A.

(ii)         Parent agrees to, and the Representative agrees to cause each Indemnifying Stockholder to, provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

(f)	Construction.

(i)          For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(ii)         The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii)        As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(iv)        This Agreement shall be construed pursuant to the laws of the State of New York in effect at the time of such construction without giving effect to conflicts of laws principles.

(v)         Nothing in this Agreement shall be construed to limit or abridge the rights and obligations of Parent, Sub, the Company, the Representatives or the Indemnifying Stockholders under the Merger Agreement.

(g)         Termination. This Agreement shall terminate upon the earliest occurrence of any of the following events: (i) the written agreement of all parties hereto; or (ii) upon the delivery by Escrow Agent of all of the Escrow Shares in accordance with the terms of this Agreement.

(h)         Incorporation. The preamble to this Agreement and all annexes, schedules and exhibits annexed hereto are incorporated herein by this reference as if set forth herein in their entirety.

(i)          Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Agreement and each and every other provision of this Agreement shall continue in full force and effect.

(j)         Waiver of Breach. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by any party.

(k)         Section Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(l)          Counterparts. This Agreement may be executed in one or more counterparts in which event all of said counterparts shall be deemed to constitute one original of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above-written.

PARENT Pharmos Corporation	REPRESENTATIVES
By:
Printed Name:	Srinivas Akkaraju
Title:

Anthony B. Evnin

Charles W. Newhall III

Robert F. Johnston

Jeff Calcagno
SUB Vela Acquisition Corp.	ESCROW AGENT [__________]
By:	By:
Printed Name:	Printed Name:
Title:	Title:

INDEMNIFYING STOCKHOLDERS [__________]

EXHIBIT A

LIST OF INDEMNIFYING STOCKHOLDERS

Stockholder	Escrowed Shares	Stockholder’s Pro Rata Interest

Total:		100.00%

A-1

Exhibit C

[REGISTRATION RIGHTS AGREEMENT]

EXHIBIT C

TO MERGER AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of [Closing Date], is made by and among PHARMOS CORPORATION, a Nevada corporation (the “Company”) and Srinivas Akkaraju, Anthony B. Evnin, Charles W. Newhall III, Robert F. Johnston and Jeff Calcagno (the “Representatives”), as representatives of (i) the stockholders (“Former Stockholders”) of Vela Pharmaceuticals Inc., a Delaware corporation (“Vela”) that become stockholders of the Company in accordance with the Merger Agreement (as hereinafter defined) and (ii) the participants (“Participants”) in Vela’s Acquisition Bonus Plan that become stockholders of the Company through the Merger; such Former Stockholders and Participants are hereinafter collectively referred to as the “Stockholders”.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2006, by and among the Company, Vela Acquisition Corporation., a Delaware corporation, and Vela. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below or elsewhere in this Agreement as referred to below:

“Business Day” shall mean any day that is not a Saturday, a Sunday or a legal holiday in the State of New York.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Registrable Securities” shall mean, collectively, the Closing Shares issued to the Stockholders pursuant to the Merger Agreement and, if hereafter issued under the Merger Agreement to the Stockholders, the Phase IIb Milestone Shares and the NDA Milestone Shares; provided, however, that with respect to any such shares of Parent Stock, such shares of Parent Stock shall cease to be Registrable Securities when (a) such shares of Parent Stock have been disposed of by the Stockholders thereof in a public distribution of securities effected pursuant to this Agreement, (b) such shares of Parent Stock become eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act (as hereinafter defined) or other provision of substantially similar effect, or (c) such shares of Parent Stock have ceased to be outstanding.

“Required Stockholders” shall mean, at the relevant time of reference thereto, those Stockholders holding, in the aggregate, fifty percent (50%) of the Registrable Securities then outstanding and then held by all Stockholders.

“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.

2.	Registration and Sale.

(a)	Mandatory Registration.

(i)          Subject to the limitations set forth in this Section 2(a)(i) and in Sections 2(a)(ii) and (iii) and Section 7 below, the Company shall file, within seven days (the “Filing Date”) of the Effective Date, a registration statement on Form S-3 (or comparable or successor form) under the Securities Act, which shall be a “shelf registration” made pursuant to Rule 415 adopted pursuant to the Securities Act, and shall use its best efforts to cause all of the Registrable Securities to be registered for resale to the public thereunder. The foregoing notwithstanding, in the event the Commission notifies the Company that under the Securities Act it may only include the Closing Shares in the initial registration statement to be filed on the Filing Date, and not the Phase IIb Milestone Shares and the NDA Milestone Shares, the Company shall file, within seven days of the respective issuance dates of the Phase IIb Milestone Shares and the NDA Milestone Shares (if such Phase IIb Milestone Shares and NDA Milestone Shares are actually issued under the Merger Agreement), a registration statement on Form S-3 (or comparable or successor form) and shall use its best efforts to cause all the Phase IIb Milestone Shares and the NDA Milestone Shares to be registered for resale to the public thereunder. If a separate registration statement for the Phase IIb Milestone Shares and the NDA Milestone Shares is required and the Company is not then eligible to use Form S-3, it will file the registration statement on Form S-1 or other available form and shall be required to make such filing no later than thirty (30) days after the issuance thereof.

(ii)         Notwithstanding anything to the contrary set forth in Section 2(a)(i) above, the Company shall not be obligated to prepare or file any registration statement pursuant to Section 2(a)(i) hereof, or to prepare or file any amendment or supplement thereto, and the Stockholders agree that they shall not sell any Registrable Securities, at any time when the Company, in the good faith and reasonable judgment of its Board of Directors, and upon the advice of counsel, reasonably believes that the filing thereof at that time, or the offering or sale of Registrable Securities pursuant thereto, (a) would materially adversely affect a pending or proposed public offering of capital stock of the Company, or an acquisition, merger, recapitalization, consolidation, reorganization or other transaction, or any negotiations, discussions or pending proposals with respect thereto, or (b) would require the disclosure of information that would have a material adverse effect on the Company, is likely to materially adversely affect the Company or any pending transaction or negotiations of the Company, or would constitute a violation of the Securities Act or any state or other applicable securities laws; provided, however, that the filing of a registration statement, or any supplement or amendment thereto, by the Company may be deferred pursuant to this Section 2(a)(ii), and the restrictions on the sale of Registrable Securities by the Stockholders shall be effective, only for the minimum period of time necessary under the circumstances, but not to exceed sixty (60) days and in any event no more than two deferrals shall be allowed in any twelve (12) month period. In the case of any such delay, the Company shall deliver to the Stockholders or the Representatives a written certificate of the Company’s Chief Executive Officer certifying that such delay is necessary in the good faith and reasonable judgment of the Company’s Board of Directors.

(iii)        The Company shall be entitled to include in any registration statement filed or to be filed by the Company pursuant to Section 2(a)(i) above shares of the capital stock of the Company to be sold by the Company for its own account or for the account of any other stockholders of the Company except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold.

(b)	Piggyback Registration.

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(i)          If at any time or from time to time when any registration statement referred to in Section 2(a) is not effective, the Company shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration relating solely to employee share option plans or pursuant to an acquisition transaction on Form S-4, the Company will:

(A)          provide to the Stockholders written notice thereof as soon as practicable prior to filing the registration statement; and

(B)         include in such registration and in any underwriting involved therein, all of the Registrable Securities specified in a written request by the Stockholders made within fifteen (15) days after receipt of such written notice from the Company.

(ii)         If the Registration is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to this Section. In such event, the rights of the Stockholders hereunder shall include participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. To the extent that a Stockholder proposes to distribute its securities through such underwriting, such Stockholder shall (together with the Company and any other securityholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter of such underwriting determines that marketing factors require a limitation of the number of shares to be offered in connection with such underwriting, the managing underwriter may limit the number of Registrable Securities to be included in the registration statement and underwriting (provided, however, that (a) the Registrable Securities shall not be excluded from such underwritten offering prior to any securities held by officers and directors of the Company or their affiliates, (b) the Registrable Securities shall be entitled to at least the same priority in an underwritten offering as any of the Company’s existing securityholders, and (c) the Company shall not enter into any agreement that would provide any securityholder with priority in connection with an underwritten offering greater than the priority granted to the Stockholders hereunder). The Company shall so advise any of its other securityholders who are distributing their securities through such underwriting pursuant to their respective piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Stockholders and all other securityholders of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Stockholders and such other securityholders at the time of the filing of the registration statement. If any Stockholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities so excluded or withdrawn from such underwriting shall be withdrawn from such registration statement.

(i)          The Company shall not be required to give notice to the Stockholders in accordance with this Section 2(b) or include the Registrable Securities in any registration referred to in this Section 2(b) if the registration referred to in Section 2(a) hereof is effective.

(c)          Eligibility for Form S-3. The Company represents and warrants that it currently meets all of the requirements for the use of Form S-3 for the registration of the sale by the Stockholders and any transferee who purchases the Registrable Securities, and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner, and

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shall take such other actions as may be necessary to maintain such eligibility for the use of Form S-3.

3.          Further Obligations of the Company. Whenever the Company is required to register Registrable Securities under this Agreement, it agrees that it shall also use its best efforts to do the following as expeditiously as commercially reasonable:

(a)         prepare and file with the Commission a registration statement on Form S-3 (or other applicable form, as determined by the Company) with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such Registrable Securities by the Stockholders thereof; provided, however, that such period shall not be longer than (i) the third anniversary of the Closing Date of the Merger in the case of the Closing Shares or (ii) the third anniversary of the respective issuance dates of the Phase IIb Milestone Shares and the NDA Milestone Shares, or, if less, the date on which the Registrable Securities may be sold under Rule 144(k) or any successor provision promulgated under the Securities Act having substantially similar effect, unless the Company otherwise agrees in its sole discretion;

(b)        prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable time period set forth in Section 3(a) and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement;

(c)         furnish to each Stockholder offering Registrable Securities under such registration statement such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Stockholder may reasonably request;

(d)         register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each Stockholder shall reasonably request unless an available exemption to such registration or qualification requirements is then available; provided that the Company shall not be obligated to register or qualify such Registrable Securities in any jurisdiction in which such registration or qualification would require the Company to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or otherwise required to be qualified or has not theretofore so consented;

(e)         timely file with the Commission such information as the Commission may prescribe under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and otherwise use commercially reasonable efforts to ensure that the public information requirements of Rule 144 under the Securities Act are satisfied with respect to the Company; and

(f)         notify the Representatives promptly in writing (A) of any comments by the Commission with respect to such registration statement or prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement registering the Registrable Securities or their resale which is known to the Company or the initiation of any proceedings for that purpose which are known to the Company and (C) of the receipt by the Company of any notification with respect to the suspension of the

4

qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(g)          As promptly as practicable after becoming aware of such event, notify each Stockholder of the occurrence of any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment to the registration statement or other appropriate filing with the Commission to correct such untrue statement of omission, and to deliver a number of copies of such supplement or amendment to each Stockholder as such Stockholder may reasonably request; and

(h)         If the offering is underwritten, at the request of a Stockholder, to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to any Stockholder selling Registrable Securities in connection with such underwriting, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (ii) a letter dated such date from the Company’s independent public accountants addressed to the underwriters and to such Stockholders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) Business Days prior to the date of such letter) with respect to such registration as such underwriters may reasonably request.

4.           Obligations of the Stockholders.   In connection with the registration of the Registrable Securities, the Stockholders shall have the following obligations:

(a)          It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement of the Registrable Securities of each Stockholder that such Stockholder shall furnish to the Company in writing such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and such Stockholder shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the registration statement, the Company shall notify such Stockholder of the information the Company requires from such Stockholder (the “Requested Information”) if such Stockholder elects to have any of its Registrable Securities included in the registration statement. If, at least two (2) business days prior to the filing date, the Company has not received the Requested Information from a Stockholder, then the Company may file the registration statement without including the Registrable Securities of such Stockholder.

5

(b)         The Stockholder, by such Stockholder’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder, unless such Stockholder has notified the Company in writing of such Stockholder’s election to exclude all of such Stockholder’s Registrable Securities from such registration statement.

(c)          Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2(a)(ii),  3(f) or 3(g) above, such Stockholder will immediately discontinue disposition of its Registrable Securities pursuant to the registration statement covering such Registrable Securities until such copies of the supplemented or amended prospectus contemplated by Sections 2(a)(ii),  3(f) or 3(g) shall be furnished to such Stockholder.

(d)         If the offering is underwritten, at the request of the managing underwriters, each Stockholder or his permitted assignee holding more than one percent (1%) of the Company’s voting securities shall agree not to sell or otherwise transfer or dispose of any Registrable Securities of the Company held by such Stockholder (other than those included in the registration) for a period specified by the underwriters not to exceed ninety (90) days following the effective date of the registration statement, provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements. The obligations described in this Section 4(d) shall not apply to a registration relating solely to employee share option plans or an acquisition transaction registered on Form S-4.

(e)          Each Stockholder shall take all other reasonable actions necessary to expedite and facilitate the disposition by the Stockholder of the Registrable Securities pursuant to the registration statement.

5.          Expenses.         All expenses incurred by the Company in complying with its obligations under this Agreement shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any Stockholder, in either case in respect of the Registrable Securities sold by any Stockholders.

6.	Indemnification and Contribution.

(a)         Indemnification by the Company. If any Registrable Securities are registered for resale under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Stockholder of such Registrable Securities and such Stockholder’s directors, officers, employees and agents, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Stockholder or any such director, officer, employee or agent may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act or any final prospectus contained therein (in each case as amended or supplemented, including without limitation, any update pursuant to Rule 424(b) under the Securities Act), provided that such final prospectus was used to effect a sale by such Stockholder. (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (iii) any violation by the Company of the Securities Act or state

6

securities or blue sky laws applicable to the Company and relating to any action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or any omission or alleged omission made in such registration statement, final prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Stockholder specifically for use in such registration statement, prospectus, or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or such director, officer, employee or agent.

(b)         Stockholders’ Indemnification. In connection with any registration statement in which a Stockholder is participating, each such Stockholder will furnish to the Company such information as shall reasonably be requested by the Company for use in any such registration statement or prospectus and shall severally, and not jointly, indemnify, to the extent permitted by law, the Company, its directors, officers, employees and agents against any losses, claims, damages, liabilities and expenses (under the Securities Act, at common law or otherwise), insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained on the effective date thereof in any registration statement filed by the Company under the Securities Act, or any final prospectus included therein (in each case as amended or supplemented, including without limitation, any update pursuant to Rule 424(b) under the Securities Act), but only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, written information furnished by such Stockholder, specifically for use in such registration statement or prospectus; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Securities sold in connection with such registration.

(c)         Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof (an “Indemnification Notice”), but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party unless the indemnifying party is materially and adversely affected thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel at its expense unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party or (ii) the attorneys for the indemnifying party shall have concluded that there are defenses available to the indemnified party that are different from or additional to those available to the indemnifying party and such counsel reasonably concludes that it is therefore unable to represent the interests of both the indemnified and indemnifying party (in which case the indemnifying party may employ separate counsel). In no event shall the indemnifying party be liable for fees and expenses of more than one counsel separate from its own counsel.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising

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rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the net proceeds received by such holder from the sale of such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

7.	Restrictions on Dispositions of Parent Stock.

(a)             For a period of six months commencing on the Effective Date (the “Initial Lock-up”) no Stockholder may (i) offer, issue, sell, contract to sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition as effective economic disposition due to cash settlement or otherwise) by any Stockholder or any affiliate of any Stockholder or any person in privity with any Stockholder or any affiliate of any Stockholder) directly or indirectly any shares of Parent Stock or any options, warrants or other securities convertible into or exercisable or exchangeable for such Parent Stock or (ii) engage in any transaction, whether or not with respect to any shares of Parent Stock or any interest therein, the intent or effect of which is to reduce the risk of owning such shares (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions).

(b)             Subject to applicable securities laws, commencing at the expiration of the Initial Lock-up, each Stockholder may sell, transfer or otherwise dispose of up to one-third of such Stockholder’s Parent Stock without violating the provisions of Section 7(a) hereof.

(c)             Subject to applicable securities laws, commencing six months after the expiration of the Initial Lock-up, each Stockholder may sell, transfer or otherwise dispose of up to two-thirds of such Stockholder’s Parent Stock without violating the provisions of Section 7(a) hereof.

(d)             Subject to applicable securities laws, commencing twelve months after the expiration of the Initial Lock-up, each Stockholder may sell, transfer or otherwise dispose of all or any of such Stockholder’s Parent Stock without violating the provisions of Section 7(a) hereof.

(e)              In addition to applicable securities law requirements, all shares of Parent Stock subject to the provisions of this Section shall, until the expiration of the stated time periods, bear a legend substantially as follows:

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“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED [________ ___,] 2006, BY AND AMONG THE HOLDER OF THIS CERTIFICATE, PHARMOS CORPORATION AND CERTAIN OTHER STOCKHOLDERS OF PHARMOS CORPORATION, A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER OF THE CERTIFICATE AT THE PRINCIPAL OFFICES OF PHARMOS CORPORATION OR FURNISHED BY PHARMOS CORPORATION TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

8.	Miscellaneous.

(a)         Notices.            All notices and other communications pursuant to this Agreement shall be in writing, either hand delivered or sent by certified or registered mail with charges prepaid or by commercial courier guaranteeing next business day delivery, or sent by telecopier, and shall be addressed:

(i)        in the case of the Company, to the Company at its principal office set forth in the Merger Agreement; and

(ii)       in the case of a Stockholder, to the address provided by such Stockholder to the Company.

Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by telecopier and properly addressed in accordance with the foregoing provisions of this Section 8(a), when received by the addressee, (iii) if sent by commercial courier guaranteeing next business day delivery, on the business day following the date of delivery to such courier, or (iv) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 8(a), (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.

(b)         Assignment. This Agreement shall inure to the benefit of and be binding upon each Stockholder and its, his or her heirs and successors. The Stockholders’ rights and obligations and each Stockholder’s rights and obligations under this Agreement may only be assigned or delegated if each Stockholder’s Registrable Securities are assigned to the same party to which the rights hereunder are assigned or delegated, and such assignment of Registrable Securities is not in violation of the Securities Act or any state securities laws as set forth in the written opinion of counsel to such Stockholder, reasonably satisfactory to the Company. The Company’s rights and obligations under this Agreement shall not be assigned or delegated.

(c)         Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by the Company and by the Required Stockholders. Any Stockholder may waive any of its, his or her rights under this Agreement (including, without limitation, such Stockholder’s right to cause any other Person to comply with such other Person’s obligations under this Agreement) only by an instrument in writing signed by such Stockholder; provided, however, that (i) any rights under this Agreement which inure to the benefit of any and all Stockholders (including, without limitation, the right of any and all Stockholders to cause any other Person to comply with such other Person’s obligations under this Agreement) may be waived on behalf of any and all Stockholders by an instrument in writing signed by the Required Stockholders. Any waiver,

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pursuant to this Subsection 9(c), of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(d)        Governing Law; Headings. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law provisions of such state. The headings in this Agreement are for convenience only and shall not affect the construction hereof.

(e)         Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)         Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter contained herein and therein.

(g)        Gender and Number. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the plural form of names, defined terms, nouns and pronouns shall include the singular and vice-versa.

(h)         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

[Remainder of page intentionally left blank]

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REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE – PHARMOS

IN WITNESS WHEREOF, the Company and the Representatives have executed this Agreement as of the date first above written.

PHARMOS CORPORATION

By:_______________________________

Name:
Title:

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REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE – REPRESENTATIVES

IN WITNESS WHEREOF, the Company and the Representatives have executed this Agreement as of the date first above written.

_______________________________

Srinivas Akkaraju

_______________________________

Anthony B. Evnin

_______________________________

Charles W. Newhall III

_______________________________

Robert F. Johnston

_______________________________

Jeff Calcagno

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Exhibit D

[STANDSTILL AGREEMENT]

Exhibit D to Merger Agreement

[_________], 2006

Pharmos Corporation

99 Wood Avenue South, Suite 311

Iselin, New Jersey 08830

Gentlemen:

In accordance with an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2006, by and among Pharmos Corporation (the “Company”), Vela Acquisition Corporation, Vela Pharmaceuticals Inc., the undersigned Stockholder (the “Stockholder”) has acquired certain shares of the Company’s common stock, par value $0.03 per share (“Common Stock”).

I.	Standstill.

In connection with the Stockholder’s acquisition of the Company’s Common Stock pursuant to the Merger Agreement, the Stockholder hereby agrees that, for a period of two (2) years from the date hereof, it will not, directly or indirectly (whether through or with an Affiliate (as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as part of a Group (as defined Section 13d-5(b)(1) of the Exchange Act)), acquire or offer, make a proposal or agree to acquire (whether publicly or otherwise), in any manner, any material assets of the Company or its subsidiaries, or any securities entitled to vote generally in the election of directors of the Company, or any direct or indirect rights or options or warrants to acquire any such securities or any securities convertible into or exercisable or exchangeable for such securities, whether or not such securities are so convertible, exercisable or exchangeable at the time of determination (“Voting Securities”) of the Company, except pursuant to the Merger Agreement or in connection with a stock split, stock dividend, recapitalization, reclassification or similar transaction. If the Stockholder or any of its Affiliates owns or acquires any Voting Securities in violation of this Letter Agreement, such Voting Securities shall immediately be disposed of to persons who are not Affiliates of the Stockholder; provided, however, that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation. Notwithstanding the foregoing, the Stockholder may acquire additional equity securities of the Company including, without limitation, Voting Securities (i) upon the prior approval of the Company’s Board of Directors (the “Board”), which shall not be unreasonably withheld or delayed, or (ii) in connection with a direct issuance by the Company in an amount necessary to maintain its percentage equity interest in the Company or in such greater amount as may be agreed to by the Board .

II.	Representations.

The Stockholder hereby represents that, based on information contained in the Parent Reports and the 2005 Parent Report (as such terms are defined in the Merger Agreement) and such other information provided by, and obtained through discussions with, the Company’s executive officers and directors, it has no present intention to:

a)

make or in any way propose or participate in any “solicitation” of “proxies” to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any individual, partnership (general or limited), joint venture, corporation, trust, estate, limited liability company, association, joint-stock company, unincorporated organization or other entity and governmental body, government or other department or agency thereof (each a “Person”), other than the Company, with respect to the solicitation or voting of any Voting Stock of the Company in opposition to any matter that has been recommended by the Board or in favor of any matter that has been disapproved by the Board, or participate in any solicitation with respect to the election or removal of members of the Board except pursuant to this Agreement;

b)	form, or be a member of, any Group with respect to the voting or acquisition of any Voting Securities of the Company or the acquisition of any assets of the Company;
c)

grant any proxy or power of attorney with respect to any Voting Stock of the Company, deposit any Voting Stock of the Company into a voting trust, or subject any such Voting Stock to any arrangement or agreement with respect to the voting thereof;

d)

seek election to or seek to place a representative on the Board (except as provided by the Merger Agreement), seek the removal of any member of the Board, or vote against the slate of directors nominated by the Board for election at the Company’s 2006 annual meeting of stockholders;

e)

call or seek to have called any meeting of the stockholders of the Company other than in connection with the participation of the Stockholder’s representative as a as a director of the Company in calling, or seeking to have called, meetings of stockholders generally;

f)

without the prior consent of the Board, (i) solicit, seek to effect, negotiate with or provide any information to any other party, or otherwise make any public announcement or proposal whatsoever, with respect to: (v) a merger or acquisition of the Company, (w) the sale of all or a substantial portion of the assets of the Company and its subsidiaries, (x) the liquidation of the Company, (y) a recapitalization of the Company or (z) any similar business transaction with respect to the Company; or (ii) take any action that might require any Person to make a public announcement with respect to any such matters; or

g)

without the prior consent of the Board, instigate, encourage or assist, or enter into any discussions or arrangements with, any Person or Group to do any of the actions described in (a) through (f) above.

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The preceding representations are an expression of the Stockholder’s present intent with respect to the subject matter thereof, and the Stockholder expressly reserves the right to act after the date hereof in any manner that is not inconsistent with reasonable business practices and its interests as a stockholder of the Company.

Very truly yours,
[Insert Name of Principal Stockholder]

By:___________________________

Acknowledged and Agreed to:

Pharmos Corporation

By:_____________________

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(continued)

Page

Target Disclosure Schedules

1.2(e)	Bridge Notes
3.2	Required Consents
3.5(a)	Capitalization/Stockholders
3.5(b)	Capitalization/Outstanding Stock Options and other Convertible Securities
3.7	Financial Statements
3.8	Absence of Certain Changes
3.9(a)	Title to Property, Leases, etc.
3.9(b)	Title to Property, Leases, etc.
3.16	Contracts
3.17(a)	Intellectual Property
3.17(b)	Intellectual Property/License Agreements
3.18	Insurance
3.20	Employee Benefit Plans
3.25	Registration Rights
5.12	Consents requiring only Target’s reasonable commercial efforts to obtain
(see Schedule 3.2)

Parent and Sub Disclosure Schedules

1.2(n)	Officers and Directors of the Surviving Corporation
4.11	Intellectual Property
4.16	Internal Controls

The foregoing Schedules have been omitted from this filing. Pharmos Corporation shall furnish a copy of any omitted Schedule on a supplemental basis to the Securities and Exchange Commission upon request.